UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.___)
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UNITED FIRE & CASUALTY COMPANY

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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UNITED FIRE & CASUALTY COMPANY
118 Second Avenue SE
Cedar Rapids, Iowa 52401
April 18, 2011
Dear Fellow Stockholder:
I am pleased to invite you to join us at United Fire & Casualty Company’s 2011 Annual Meeting of Stockholders. This year’s meeting will be held in the first floor conference room of our building located at 109 Second Street SE, in Cedar Rapids, Iowa. The meeting will take place on Wednesday, May 18, 2011 at 10:00 a.m.
At this year’s Annual Meeting, you will be asked to vote on the following proposals:

Item	Recommended Vote
1. Election of Four Class A Directors	FOR

2. Ratification of Independent Registered Public Accounting Firm	FOR

3. Amendment of United Fire & Casualty Company’s 2005 Non-Qualified Non-Employee Director Stock Option and Restricted Stock Plan	FOR

4. Approval, on a non-binding advisory basis, of a resolution approving executive compensation	FOR

5. Selection, on a non-binding advisory basis, of the frequency of stockholder votes on executive compensation	EVERY 3 YEARS
Management will also report on United Fire & Casualty Company’s business, and stockholders will have an opportunity to ask questions of management and Ernst & Young LLP.
Attached you will find a notice of the meeting and a proxy statement that contains additional information about the meeting and explains the methods you can use to vote your proxy, including by telephone and via the Internet.
Your vote is important. Whether or not you plan to attend the meeting, we encourage you to sign and return your proxy card in the enclosed postage-paid envelope or use telephone or Internet voting prior to the meeting. This ensures that your shares of common stock will be represented and voted at the meeting, even if you cannot attend.
For the Board of Directors,
Jack Evans
Chairman of the Board

UNITED FIRE & CASUALTY COMPANY
118 Second Avenue SE
Cedar Rapids, Iowa 52401
NOTICE OF 2011 ANNUAL MEETING OF STOCKHOLDERS OF
UNITED FIRE & CASUALTY COMPANY

DATE AND TIME:	Wednesday, May 18, 2011, at 10:00 a.m.

PLACE:	United Fire & Casualty Company First Floor Conference Room 109 Second Street SE Cedar Rapids, Iowa

ITEMS OF BUSINESS:	At the meeting, we will ask stockholders to:

1) Elect the four Class A directors named in the attached Proxy Statement to three-year terms expiring in 2014.

2) Ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2011.

3) Amend United Fire & Casualty Company’s 2005 Non-Qualified Non-Employee Director Stock Option and Restricted Stock Plan.

4) Consider and vote upon an advisory (non-binding) proposal approving the compensation of our named executive officers.

5) Consider and vote upon an advisory (non-binding) proposal approving the frequency of the stockholder vote regarding the compensation of our named executive officers.

6) Vote upon such other matters as may properly come before the meeting or at any adjournment or postponement thereof.

WHO CAN VOTE:	You can vote if you were a stockholder of record on March 21, 2011.

2010 ANNUAL REPORT:	If you requested electronic delivery, we have delivered our 2010 Annual Report to you electronically. If you did not request electronic delivery, a copy of our 2010 Annual Report is enclosed.
The Board of Directors recommends that stockholders vote FOR
Items 1, 2, 3 and 4 and THREE YEARS with respect to Item 5.
By Order of the Board of Directors,
Neal R. Scharmer
Corporate Secretary
Dated at Cedar Rapids, Iowa
April 18, 2011
Whether or not you plan to attend the meeting, please complete, sign, date and return the accompanying proxy card or vote your shares by telephone or via the internet.

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Table of Contents — Cont.

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Table of Contents — Cont.

iii

UNITED FIRE & CASUALTY COMPANY
118 Second Avenue SE
Cedar Rapids, Iowa 52401
PROXY STATEMENT FOR THE
ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 18, 2011
This solicitation of proxies is made by the Board of Directors of United Fire & Casualty Company (“United Fire,” “Company,” “we,” “us,” or “our,” as the context requires). Proxies will be used at the Annual Meeting of Stockholders of United Fire & Casualty Company (the “Annual Meeting”), an Iowa corporation, to be held on May 18, 2011 at 10:00 a.m., and at any adjournment or postponement thereof. This year’s meeting will be held in the first floor conference room of our building located at 109 Second Street SE, in Cedar Rapids, Iowa. With respect to shares of our common stock held in the United Fire Group Employee Stock Ownership Plan (the “ESOP”) and the United Fire Group 401(k) Plan (the “401(k) Plan”), the Board of Directors is soliciting participants on behalf of the Trustees of those plans to direct the Trustees how to vote the shares held in those plans.
The notice of meeting, proxy statement, and form of proxy is first being mailed to stockholders and participants in the ESOP and 401(k) Plan on or about April 18, 2011.
We will solicit proxies principally by mail, but our directors and employees may also solicit proxies by telephone, facsimile, or e-mail. Our directors and employees may also conduct personal solicitations.
ANNUAL MEETING OF STOCKHOLDERS
QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING
What is the purpose of the Annual Meeting?
At the Annual Meeting, stockholders will act upon the matters listed in the attached Notice of 2011 Annual Meeting of Stockholders, including (i) the election of the four Class A directors to three-year terms expiring in 2014, (ii) the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2011, (iii) amendment of the United Fire & Casualty Company 2005 Non-Qualified Non-Employee Director Stock Option and Restricted Stock Plan, (iv) an advisory vote approving the compensation of our named executive officers, and (v) an advisory vote on how frequently to hold a stockholder vote approving the compensation of our named executive officers. Our management will report on our performance during fiscal year 2010. Representatives of Ernst & Young LLP will be present at the meeting, will have the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate stockholder questions.
Who may attend the Annual Meeting?
All stockholders of record as of March 21, 2011 or their duly appointed proxies may attend the Annual Meeting. Although we encourage you to complete and return the enclosed proxy card by mail, or to vote by telephone or via the Internet to ensure your vote is counted, you may attend the Annual Meeting and vote your shares in person.

Who is entitled to vote at the Annual Meeting?
Stockholders of Record
If your shares are registered in your name with Computershare Investor Services, LLC, our dividend agent, transfer agent and registrar, you are considered a stockholder of record. Stockholders of record at the close of business on March 21, 2011, are entitled to receive notice of and to vote at the Annual Meeting or at any postponements or adjournments thereof. At the close of business on March 21, 2011, there were 26,195,552 shares of our common stock issued and outstanding. Each share of common stock entitles its record holder to one vote.
Brokerage and Other Account Holders
If your shares are held in a brokerage account or by a bank or other nominee, you are considered to be the beneficial owner of shares held in “street name.” Holding shares in “street name” means that you hold them through a brokerage firm, bank, or other nominee in the records maintained by our transfer agent, Computershare Investor Services, LLC, instead of in your individual name. These proxy materials are being forwarded to you by your broker or nominee, who is considered to be the holder of record with respect to your shares. As the beneficial owner, you have the right to direct your broker or nominee how to vote your beneficial shares by filling out the voting instruction form provided to you. Telephone and Internet voting options may also be available to beneficial owners. As a beneficial owner, you are invited to attend the Annual Meeting, but you must obtain a legal proxy from the record holder of your shares in order to vote in person at the Annual Meeting.
ESOP and 401(k) Plan Participants
If you are a participant in either our ESOP or our 401(k) Plan, we have shown on your proxy card the number of shares of common stock held for your benefit in the ESOP or the 401(k) Plan, plus your other holdings. If you hold stock through either of these plans, voting your proxy also serves as confidential voting instructions to the Trustees of the ESOP (Timothy G. Spain and Michael T. Wilkins) and/or to the Trustee of the 401(k) Plan (Charles Schwab & Co.). Those Trustees will vote your shares in accordance with the specific voting instructions that you indicate on your proxy card. If you provide no specific voting instructions, the Trustees of the ESOP will not vote your shares, and the Trustee of the 401(k) Plan will vote your shares in proportion to the voting instructions it receives from those plan participants who do submit voting instructions.
What constitutes a quorum for the Annual Meeting?
The presence at the Annual Meeting of a majority of the outstanding shares of our common stock represented either in person or by proxy will constitute a quorum for the transaction of business at the Annual Meeting. Based on the number of shares outstanding on March 21, 2011, 13,097,777 shares of common stock, represented in person or by proxy, will constitute a quorum for conducting business at the Annual Meeting. Abstentions and broker non-votes will each be counted as present for purposes of determining the presence of a quorum at the Annual Meeting.
How do I vote my shares?
You may vote in the following ways:
•	In person: We will distribute paper ballots to anyone who wishes to vote in person at the Annual Meeting. However, if you hold your shares in street name, you must request a proxy card from your broker in order to vote in person at the Annual Meeting.
•	By mail: Complete and sign your proxy card and return it by mail in the enclosed business reply envelope. If you mark your voting instructions on the proxy card, your shares will be voted as you instruct. If an additional proposal comes up for a vote at the Annual Meeting that is not on the proxy card, your shares will be voted in the best judgment of the authorized proxies, Jack B. Evans and Neal R. Scharmer.

If you do not mark voting instructions on your proxy card, your shares will be voted FOR approval of the director nominees, FOR the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2011, FOR approval of the resolution regarding compensation of our named executive officers and FOR THREE YEARS as the frequency with which to hold an advisory vote regarding compensation of our named executive officers.

•	By telephone: Call the toll-free telephone number on your proxy card to vote by telephone. You must have a touch-tone telephone to use this voting method. You will need to follow the instructions on your proxy card and the voice prompts to vote your shares.
•	Via the Internet: If you have Internet access available to you, you may go to the website listed on your proxy card to vote your shares via the Internet. You will need to follow the instructions on your proxy card and the website to vote your shares.
Telephone and Internet voting options are available 24 hours a day, seven days a week. When prompted, you will need to enter the control number shown on your proxy card. You will then be able to vote your shares and confirm that your instructions have been properly recorded. If you vote by telephone or via the Internet, your electronic vote authorizes the proxies in the same manner as if you had signed, dated and returned your proxy card by mail. Telephone and Internet voting procedures, including the use of control numbers found on the proxy cards, are designed to authenticate stockholders’ identities, to allow stockholders to vote their shares of stock and to confirm that their instructions have been properly recorded. If you vote by telephone or via the Internet, you do not need to return your proxy card.
If you hold your shares in street name, you may vote by telephone or via the Internet only if your bank, broker or other nominee makes those methods available to you, in which case your broker or nominee will enclose specific instructions for using those options along with this proxy statement.
If I hold my shares in a brokerage account and do not return voting instructions, will my shares be voted?
If your shares are held in a brokerage account or by a bank or other nominee, your broker, bank or other nominee will ask you how you want your shares to be voted. If you provide voting instructions, your shares must be voted as you direct. If you do not furnish voting instructions, one of two things can happen, depending upon whether a proposal is “routine.” Under the rules that govern brokers who have record ownership of shares beneficially owned by their clients, brokers have discretion to cast votes on routine matters, such as the ratification of the choice of auditor, without receiving voting instructions from their clients. Brokers are not permitted, however, to cast votes on “non-routine” matters, such as the election of directors, approval of stock incentive plans or amendment of our articles of incorporation, without client voting instructions. A “broker non-vote” occurs when a broker holding shares for a beneficial owner does not vote on a particular proposal because the broker does not have discretionary voting power for that proposal and has not received voting instructions from the beneficial owner.
Can I revoke my proxy or change my vote after I return my proxy?
Yes. Even after you submit a proxy, you may revoke your proxy or change your vote at any time before it is exercised by:
•	Delivering written notice to our transfer agent, Computershare Investor Services, LLC at its proxy tabulation center at P. O. Box 43126, Providence, Rhode Island 02940-5138;
•	Delivering written notice to the Corporate Secretary of United Fire & Casualty Company at P.O. Box 73909, Cedar Rapids, Iowa 52407-3909;
•	Executing and delivering a later-dated proxy; or
•	Appearing and voting in person at the Annual Meeting. Attendance at the Annual Meeting will not by itself revoke a previously granted proxy.
Who pays for this proxy solicitation?
United Fire will pay the total expense of this solicitation of proxies. The expenses may include reimbursement to brokerage firms and others of their cost for forwarding solicitation material to beneficial owners.

What is “householding” and how does it affect me?
United Fire has adopted “householding,” a procedure under which stockholders of record who have the same address and last name and do not receive proxy materials electronically will receive a single Notice of Internet Availability of Proxy Materials or set of proxy materials, unless one or more of these stockholders notifies United Fire that they wish to continue receiving individual copies. Stockholders who participate in householding will continue to receive separate proxy cards. This procedure can result in significant savings to United Fire by reducing printing and postage costs.
Does United Fire offer an opportunity to receive future proxy materials electronically?
Yes. If you wish to receive future proxy materials over the Internet instead of receiving copies in the mail, follow the instructions provided when you vote by telephone or via the Internet. If you elect electronic delivery, United Fire will discontinue mailing the proxy materials to you beginning next year and will send you an e-mail message notifying you of the Internet address or addresses where you may access next year’s proxy materials and vote your shares. You may discontinue electronic delivery at any time.
What are the benefits of electronic delivery?
Electronic delivery reduces United Fire’s printing and mailing costs as well as the environmental impact of the Annual Meeting. It is also a convenient way for you to receive your proxy materials and makes it easy to vote your shares over the Internet.
DELIVERY OF ONE SET OF ANNUAL MEETING MATERIALS TO STOCKHOLDERS IN A SINGLE RESIDENCE
SEC rules permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements and annual reports to stockholders with respect to two or more stockholders sharing the same address by delivering a single proxy statement and annual report to stockholders addressed to those stockholders. This process, commonly referred to as “householding,” provides cost savings for companies. We and some brokers household proxy materials and annual reports to stockholders unless contrary instructions have been received from the affected stockholders. Once you have received notice from us, your broker, or other designated intermediary that they will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement and annual report to stockholders, please notify your broker, or notify us by calling our transfer agent at (800)-542-1061, or write to: Householding Department, 51 Mercedes Way, Edgewood, New York 11717, and include your name, the name of your broker or other nominee, and your account number(s).
Stockholders who currently receive multiple copies of the proxy statement or annual report to stockholders at their address and would like to request “householding” of their communications should contact their broker or, if a stockholder is a registered holder of shares of common stock, he or she should submit a written request to or call Householding Department, 51 Mercedes Way, Edgewood, New York 11717, telephone number (800)-542-1061.
Upon written or oral request to us, we will provide you a copy of the proxy statement and annual report to stockholders. If you are currently receiving multiple copies of our proxy statement or annual report to stockholders, and you wish to receive only a single copy, you may make that request by contacting us. Upon written or oral request, we will promptly deliver a separate copy of the proxy statement and annual report to stockholders at a shared address to which a single copy was delivered. To contact us, you may write to or call United Fire Group, Attn: Investor Relations, P.O. Box 73909, Cedar Rapids, Iowa 52407-3909, telephone number (319) 399-5700.
ELECTRONIC AVAILABILITY OF PROXY MATERIALS
Electronic versions of our annual proxy statement and 2010 Annual Report to Stockholders are available on our public website, www.unitedfiregroup.com by selecting “Investor Relations” and then “Reports / Proxy.”

BOARD OF DIRECTORS
Our Board of Directors currently consists of 12 directors: Christopher R. Drahozal, Jack B. Evans (Chairman), Thomas W. Hanley, Douglas M. Hultquist, Casey D. Mahon, George D. Milligan, James W. Noyce, Mary K. Quass, John A. Rife (Vice Chairman), Randy A. Ramlo, Kyle D. Skogman, and Frank S. Wilkinson Jr.
CORPORATE GOVERNANCE
In order to promote the highest standards of management for the benefit of stockholders, our Board of Directors follows certain governance practices regarding how the Board conducts its business and fulfills its duties. Among these practices are:
Board Size, Composition, and Independence Determination
The Board of Directors requires a majority of our Directors to be independent, as defined in the listing standards of The NASDAQ Stock Market LLC (“NASDAQ”). Currently, nine (9) of our twelve (12) directors are independent. The Board of Directors has analyzed the independence of each director and each director nominee and has determined that the following directors qualify as independent directors within the meaning of the applicable rules of NASDAQ, and that each is free of any relationship that would interfere with his or her individual exercise of independent judgment: Ms. Mahon, Ms. Quass, and Messrs. Drahozal, Evans, Hanley, Milligan, Noyce, Skogman, and Wilkinson. To our knowledge, there are no family relationships among the directors or executive officers.
In determining director independence, the Board of Directors considers transactions, relationships, and arrangements between the directors and our Company. During 2010, the Board of Directors considered the following transactions not required to be disclosed pursuant to Item 404(a) of Regulation S-K and determined that such transactions did not affect the independence of the directors: certain independent directors and parties related to directors were policyholders of United Fire, and it is anticipated that such individuals or parties will continue to be policyholders of United Fire; and an insurance agency relationship. All such transactions between United Fire and its independent directors or related parties were made in the ordinary course of business on substantially the same terms as those prevailing at the time for comparable transactions with other persons, and, in the opinion of management, did not involve more than the normal risk assumed by United Fire.
Qualifications and Skills of Directors and Director Nominees
Our Nominating & Governance Committee, with input from our Chief Executive Officer, reviews and evaluates all director candidates, including incumbents. The Nominating & Governance Committee and the Board of Directors seek qualified individuals who possess the minimum qualifications and the desirable qualities or skills described under “Director Nomination Process” found on page 10 of this proxy statement.
All of our incumbent directors possess both the specific minimum qualifications and the desirable qualities or skills. The specific expertise and qualifications that led to each director’s inclusion on our Board of Directors are discussed in each director’s individual biography beginning on page 12 of this proxy statement.
Attendance at Directors’ and Stockholders’ Meetings
The Board of Directors met seven (7) times during 2010. All of the directors attended 75 percent or more of the aggregate number of meetings of the Board of Directors and the committees on which they served. The Board of Directors’ policy requires directors to attend our Annual Meeting. All directors serving at the time of the 2010 Annual Meeting attended that meeting.
Director Retirement
Pursuant to our bylaws, each director must retire from the Board of Directors no later than the February after he or she reaches age 72, effective no later than the next Annual Meeting.

Director Stock Ownership
We believe that non-management directors should own and hold common stock of the Company to further align their interests and actions with the interests of the Company’s stockholders. Our articles of incorporation require that all of our directors own Company stock. The Board of Directors has adopted stock ownership guidelines indicating that each non-employee director should beneficially own at least 100 shares of Company stock when they join the Board of Directors and at least 5,000 shares of our common stock by December 31, 2013, or within five years after first being elected to the Board of Directors, whichever comes first. Current beneficial stock ownership for each director can be found in the table on page 27 of this proxy statement.
Board Leadership Structure
Our Board of Directors is led by an independent Chairman who is responsible for providing guidance to our Chief Executive Officer, setting the agenda for Board meetings, and presiding at all stockholder and director meetings. We also have a Vice Chairman whose responsibility it is to preside in the Chairman’s absence. Neither our Chairman nor our Vice Chairman serves as our Chief Executive Officer. Our Chief Executive Officer is responsible for setting strategic direction for our Company and providing us with day-to-day leadership. We have separated the roles of Chairman and Chief Executive Officer since 2000. We feel that this is the most appropriate leadership structure for our Board of Directors and executive management because we recognize the difference between the two roles and the skill sets required to most effectively and efficiently perform these functions. Our Board of Directors does not have a policy requiring the positions of Chairman and Chief Executive Officer to be separate; preferring to preserve the freedom to decide what is in the best interest of our Company at any time. Our Board of Directors strongly endorses the concept of an independent director being in a position of leadership for the rest of our independent directors. If at any time neither our Chairman nor Vice Chairman is an independent director, the independent directors will elect an independent director to serve as lead director. Currently our Vice Chairman is not considered to be independent.
During 2010, the Board of Directors had six standing committees: Audit Committee, Compensation Committee, Executive Committee, Investment Committee, Nominating & Governance Committee, and Risk Management Committee. Each committee is governed by a charter, which is reviewed and approved annually by the committee, our Nominating & Governance Committee, and the full Board of Directors. Only independent directors may be members of the Audit Committee, Compensation Committee, and Nominating & Governance Committee. All committee charters are available for review either on our public website, www.unitedfiregroup.com by selecting “Investor Relations” and then “Corporate Governance,” or in paper form upon request to: United Fire Group, Attn: Investor Relations, P.O. Box 73909, Cedar Rapids, Iowa 52407-3909.
Risk Oversight by the Board of Directors
The members of the Risk Management Committee are Douglas M. Hultquist (Chair), Christopher R. Drahozal, Casey D. Mahon, and Mary K. Quass. The Risk Management Committee is governed by a charter that requires it to assist the Board of Directors in identifying and evaluating risks inherent in our business and to oversee and review the significant policies, procedures, and practices employed to manage risks. During 2010, the Risk Management Committee met two (2) times as a committee.
We approach risk management carefully, using a combination of methods. In addition to the Risk Management Committee, we have an executive enterprise risk management committee (“executive ERM committee”) made up of a broad range of management personnel, including senior management; its meetings are attended by two directors. The Board’s Risk Management Committee meets independently and works closely with the executive ERM committee.
Enterprise Risk Management (“ERM”) is a methodology that helps organizations assess and manage their overall exposure to risk. We employ a multi-disciplinary approach to risk identification and evaluation, analyzing risk from the point of view of claims, underwriting, financial, and investments. Our executive ERM committee includes our Chief Executive Officer, Chief Financial Officer, Executive Vice President, Vice President of Claims, Vice President of Corporate Underwriting, Chief Investment Officer, and Chief Operating Officer of our life insurance subsidiary (United Life Insurance Company), as well as United Life Insurance Company’s independent actuary. During 2010, this committee met on a quarterly basis with two members of the Board’s Risk Management Committee to oversee our risk management process and to implement risk management strategies.

During its meetings, the executive ERM committee discusses the risks that our Company faces, as well as the controls that are in place to mitigate those risks. Collectively, the committee has identified two broad categories of risk faced by our company — insurance risk and operational risk. Types of insurance risks generally include, but are not limited to, those risks associated with catastrophes, loss reserving practices, underwriting practices, policy pricing, geographical concentrations of property insured, competition, and business mix. Types of operational risks we face generally include, but are not limited to, those risks associated with diversification and quality of investments, information technology, regulatory and legal compliance, business continuity planning, executive succession planning, and the application of accounting policies and procedures.
ERM issues are also discussed during quarterly meetings of our full Board of Directors, where directors are updated on ERM issues and the ongoing efforts of the executive ERM committee and our Risk Management Committee. The work of our executive ERM committee, in conjunction with the Risk Management Committee and the Board of Directors, has led to the development of new tools designed to aid in the evaluation and mitigation of business risks.
Chief Executive Officer Performance Evaluation
The Executive Committee and the Compensation Committee meet each year with our Chief Executive Officer to review his goals for the current year. During the year, the Executive Committee meets regularly with our Chief Executive Officer to review his performance. The Executive Committee and the Compensation Committee annually review the performance of our Chief Executive Officer and compare his performance with his goals for that year.
Code of Ethics
Our Board of Directors has adopted a Code of Ethics and Business Conduct that applies to all of our officers, directors, and employees. Copies of the United Fire Group® Code of Ethics and Business Conduct can be obtained free of charge by writing to United Fire Group, Attn: Investor Relations, P.O. Box 73909, Cedar Rapids, Iowa 52407-3909, or on our public website, www.unitedfiregroup.com by selecting “Investor Relations,” then “Corporate Governance” and then “Code of Ethics.” The Code of Ethics and Business Conduct establishes procedures regarding the reporting of a violation of the code.
Board Effectiveness Assessment
Our Nominating & Governance Committee conducts an annual survey of the directors to assess the effectiveness of our Board of Directors. The Nominating & Governance Committee reviews and considers the results of the survey and reports its findings to the Board of Directors. That committee also makes recommendations to the Board of Directors regarding our corporate governance practices. All standing committees of our Board of Directors also conduct annual self-assessments and report such self-assessments to the Board of Directors.
Director Compensation
We have designed the compensation of our directors to attract and retain qualified directors and to align director compensation with the interests of our stockholders. See pages 50-52 of this proxy statement for a description of our directors’ compensation program and the directors’ fees paid during 2010.
Board Agendas and Meetings
Each year the Board of Directors establishes the dates of regularly scheduled meetings of the Board of Directors. The Chairman of the Board, working with our Chief Executive Officers and Committee Chairpersons, establishes agendas for each meeting of the Board of Directors and distributes the agendas in advance of each meeting. Each director is free to suggest items for each agenda, and each director is free to raise subjects at any meeting of the Board of Directors that are not on the agenda for that meeting. At each meeting of the Board of Directors, the Board receives reports of each of the Committees.

Executive Sessions of Independent Directors
The independent directors meet in executive session following each meeting of the Board of Directors. The Chairman of the Board presides at the meetings of the independent directors.
Access to Management and Independent Advisers
The independent directors have access to management and, as necessary and appropriate, independent advisers.
COMMITTEES OF THE BOARD
The Board of Directors has six standing committees: Audit Committee, Compensation Committee, Executive Committee, Investment Committee, Nominating & Governance Committee, and Risk Management Committee. Each committee is governed by a charter that is reviewed and approved annually by the committee, our Nominating & Governance Committee, and the Board of Directors. Only independent directors may be members of the Audit Committee, Compensation Committee and Nominating & Governance Committee. All committee charters are available for review either on our public website, www.unitedfiregroup.com, by selecting “Investor Relations” and then “Corporate Governance;” or in paper form upon request to our Corporate Secretary, United Fire Group, P.O. Box 73909, Cedar Rapids, Iowa 52407-3909.
The following table shows the current committee assignments of our directors.

									Risk		Nominating &
	Audit		Compensation		Executive		Investment		Management		Governance
Director	Committee		Committee		Committee		Committee		Committee		Committee
Jack B. Evans, Chairman (I)	✓				✓	(C)	✓				✓
John A. Rife, Vice Chairman					✓
Christopher R. Drahozal (I)			✓				✓		✓
Thomas W. Hanley (I)	✓	(C)(FE)
Douglas M. Hultquist							✓		✓	(C)
Casey D. Mahon (I)			✓						✓
George D. Milligan (I)	✓		✓	(1)			✓	(C)			✓
James W. Noyce (I)	✓	(FE)	✓	(2)
Mary K. Quass (I)			✓						✓
Randy A. Ramlo					✓		✓
Kyle D. Skogman (I)	✓				✓		✓				✓	(C)
Frank S. Wilkinson Jr. (I)			✓	(C)							✓

(C)	Committee Chairperson.

(FE)	Audit Committee financial expert.

(I)	Independent Director.

(1)	Served on the Committee from January until May 2010.

(2)	Served on the Committee from May 2010 through present.
Audit Committee
We have a separately designated standing Audit Committee, as defined in Section 3(a)(58)(A) of the Securities Exchange Act of 1934 (the “Exchange Act”). Thomas W. Hanley is the chair of our Audit Committee. The other members of the Audit Committee are Jack B. Evans, George D. Milligan, James W. Noyce and Kyle D. Skogman. All of the members of the Audit Committee are independent under the rules of NASDAQ, applicable law, and the applicable rules and regulations of the Securities and Exchange Commission (“SEC”), including Section 10A(m)(3) of the Exchange Act, as amended. The written policy of the Board of Directors requires each member of the Audit Committee to be an independent director. The Board of Directors has determined that Mr. Hanley and Mr. Noyce are audit committee financial experts, as defined by Item 407(d)(5) of Regulation S-K of the Exchange Act, and that they are independent, as independence for audit committee members is defined in the listing standards of NASDAQ. The Audit Committee met six (6) times during 2010.

The Audit Committee is governed by a charter and is directly responsible for the appointment, compensation and retention (or termination) of our independent registered public accounting firm. The Audit Committee is also responsible for oversight of our internal audit function. The Audit Committee seeks to maintain free and open communications between the directors, the independent registered public accounting firm, the internal auditors and management. Its duties consist of reviewing recommendations by the internal auditor and the independent registered public accounting firm on accounting matters and internal controls; advising the Board of Directors on the scope of audits; reviewing our annual Consolidated Financial Statements and the accounting standards and principles followed; appointing the independent registered public accounting firm; and, if necessary, conducting independent inquiries. The Audit Committee Charter requires the Audit Committee to meet at least four (4) times each year.
Compensation Committee
Compensation Committee Interlocks and Insider Participation
Frank S. Wilkinson Jr. is the chair of our Compensation Committee. The other members of the Compensation Committee are Christopher R. Drahozal, Casey D. Mahon, James W. Noyce, and Mary K. Quass. The Board of Directors has determined that, in accordance with its policy, each member of our Compensation Committee is independent from management and free from any relationship that, in the opinion of the directors, would interfere with their exercise of independent judgment. No Compensation Committee member was an employee or former employee of our Company. No Compensation Committee member had any relationship requiring disclosure under the “Transactions with Related Persons” section of this proxy statement. During 2010, none of our executive officers served on the Compensation Committee (or its equivalent) or Board of Directors of another entity whose executive officer(s) served on our Compensation Committee. The Compensation Committee met five (5) times during 2010.
Scope of Authority
The Compensation Committee is governed by a charter. The Compensation Committee Charter requires the Compensation Committee to meet at least two (2) times each calendar year. The role of the Compensation Committee is to address the Board of Director’s responsibilities relating to compensation of our senior executive officers and directors. The Compensation Committee oversees all aspects of the compensation of our executive officers and directors, including our director and management equity plans, deferred compensation plan, and other management incentive compensation programs. In overseeing those plans, the Compensation Committee may delegate authority to Company officers for day-to-day plan administration and interpretation, including selecting participants, determining award levels within plan parameters, and approving award documents. However, the Compensation Committee may not delegate any authority for matters affecting the executive officers. The Compensation Committee’s primary processes with respect to compensation of our senior executive officers can be found in the “Compensation Discussion and Analysis” section beginning on page 30 of this proxy statement. During 2010, the Compensation Committee engaged the services of Compensation Resources, Inc. as its independent outside compensation consultant to provide advice on executive and director compensation matters. For a discussion of the specific services provided by Compensation Resources, Inc., see the “Compensation Discussion and Analysis” section beginning on page 30 of this proxy statement.
Nominating & Governance Committee
Kyle D. Skogman is the chair of our Nominating & Governance Committee. The other members of the Nominating & Governance Committee are Jack B. Evans, George D. Milligan, and Frank S. Wilkinson Jr. All of the members of the Nominating & Governance Committee are independent, as defined in the listing standards of NASDAQ, and are free from any relationship that, in the opinion of the Board of Directors, would interfere with their exercise of independent judgment.
The Nominating & Governance Committee is governed by a charter. The Nominating & Governance Committee Charter requires the Compensation Committee to meet at least two (2) times each calendar year. The Nominating & Governance Committee is responsible for reviewing all director candidates, including incumbents, and making recommendations of nominees to the entire Board of Directors. The Nominating & Governance Committee is also responsible for assessing and reporting on nominee qualifications, making assessments of director independence, identifying and reviewing related persons transactions, and other matters, including director education and succession planning. The Nominating & Governance Committee met four (4) times during 2010.

Risk Management Committee
Douglas M. Hultquist is the chair of our Risk Management Committee. The other members of the Risk Management Committee are Christopher R. Drahozal, Casey D. Mahon, and Mary K. Quass. For a description of responsibilities and activities of the Risk Management Committee, see “Risk Oversight by the Board of Directors” on page 6 of this proxy statement.
Executive Committee
Jack B. Evans is the chair of our Executive Committee. The other members of the Executive Committee are Randy A. Ramlo, John A. Rife, and Kyle D. Skogman. The Executive Committee meets during the intervals between Board of Directors’ meetings and has the right and authority to exercise the full powers of our Boards of Directors, except where limited by law, or where responsibility and authority is reserved to the Board of Directors or vested in another Committee of the Board of Directors. This committee also meets regularly with our Chief Executive Officer, participates with management in the development of our strategic initiatives, and monitors the implementation of these initiatives. In addition, the Executive Committee provides regular advice and counsel to management. The Executive Committee met six (6) times during 2010.
Investment Committee
George D. Milligan is the chair of our Investment Committee. The other members of the Investment Committee are Jack B. Evans, Christopher R. Drahozal, Douglas M. Hultquist, Randy A. Ramlo, and Kyle D. Skogman. The Investment Committee establishes our overall investment policies and guidelines. In addition, it reviews and ratifies our Company’s investments. The Investment Committee meets regularly with our Chief Investment Officer and his staff. The Investment Committee met four (4) times during 2010.
DIRECTOR NOMINATION PROCESS
The Nominating & Governance Committee has adopted a written policy with regard to the consideration of director candidates, including candidates recommended by stockholders. The Nominating & Governance Committee evaluates candidates recommended by stockholders in the same manner as it evaluates other candidates. The Nominating & Governance Committee seeks candidates with the following minimum qualifications:
•	Each candidate shall be prepared to represent the best interests of all of our stockholders and not just one particular constituency.
•	Each candidate shall be an individual who has demonstrated integrity and ethics in his or her personal, business, and professional life and has an established record of business and professional accomplishment in his or her chosen field.
•	No candidate, candidate’s family member (as defined in the rules of NASDAQ) or affiliate or associate of a candidate (as defined in Rule 405 of the Securities Act of 1933) shall have any material personal, financial, or professional interest in any present or potential competitor of ours.
•	Each candidate shall participate fully in Board of Directors activities, including active membership on at least one Board committee and attendance at, and active participation in, meetings of the Board and the committee(s) of which he or she is a member, and not have other personal, business, or professional commitments that would interfere with or limit his or her ability to do so.
•	Each candidate shall be willing to make, and financially capable of making, an investment in our common stock as required by our Articles of Incorporation and provided for in a policy adopted by our Board of Directors.

The Nominating & Governance Committee considers it desirable for candidates to possess the following qualities or skills:
•	Each candidate should contribute to the Board of Director’s overall diversity, diversity being broadly construed to mean a variety of opinions, perspectives, personal experience, business experience, professional experience, and backgrounds (such as gender, race, and ethnicity), as well as other differentiating characteristics.
•	Each candidate should contribute positively to the existing chemistry and collaborative culture among the directors.
•	Each candidate should possess professional, business, and personal experience and expertise relevant to the Company’s business. In this regard the Nominating & Governance Committee will consider financial, management, and business background; personal and educational background and experience; community leadership; independence; and other qualifications, attributes and potential contributions.
The Nominating & Governance Committee selects candidates to be recommended to the Board of Directors each year based on its assessment of, among other things:
•	The candidates’ personal qualifications as discussed above.
•	The past and future contributions of our current directors, and the value of continuity and prior experience on our Board of Directors.
•	The existence of one or more vacancies on our Board of Directors.
•	The need for a director possessing particular attributes or particular experience or expertise.
•	Other factors that it considers relevant, including any specific qualifications the Nominating & Governance Committee adopts from time to time.
Any stockholder may recommend a person to be considered as a candidate or nominate one or more persons for election as a director of our Company. Our Board of Directors encourages stockholders who wish to recommend candidates to the Nominating & Governance Committee to send their recommendations in writing addressed to the Nominating & Governance Committee, United Fire & Casualty Company, Attention: Corporate Secretary, P.O. Box 73909, Cedar Rapids, Iowa 52407-3909 using the procedures outlined below in the “Communicating with the Board of Directors.”
COMMUNICATING WITH THE BOARD OF DIRECTORS
Concerns and Complaints
United Fire has adopted a process for communicating with our Board of Directors. To communicate directly with our Board of Directors regarding issues of concern to our Company, access our website, www.unitedfiregroup.com by selecting “Investor Relations” and then “Corporate Governance,” toll free by telephone at 1-877-256-1056, or write to the Audit Committee — Confidential c/o United Fire Group, P.O. Box 73909, Cedar Rapids, Iowa 52407-3909. Our Vice President / General Counsel / Corporate Secretary, Neal R. Scharmer, and Audit Committee Chair, Thomas W. Hanley, are responsible for reviewing and reporting such communications to our Board of Directors. If requested, and to the extent possible, all communications with our Board of Directors are kept strictly confidential.
Stockholder Proposals and Director Nominations
To be eligible for inclusion in the proxy materials for the 2012 annual meeting, a stockholder proposal must be received by our Corporate Secretary by the close of business on December 20, 2011. All proposals must comply with Rule 14a-8 of the Exchange Act, which lists the requirements for the inclusion of stockholder proposals in company-sponsored proxy materials. Proposals must be delivered to our Corporate Secretary at United Fire & Casualty Company, Attn: Corporate Secretary, P.O. Box 73909, Cedar Rapids, Iowa 52407-3909.

Any stockholder proposal that is not submitted for inclusion in next year’s proxy statement under SEC Rule 14a-8, but is instead sought to be presented directly at our 2012 Annual Meeting, must be received at our principal executive offices by the close of business on March 3, 2012. Proposals must be delivered to our Corporate Secretary at United Fire & Casualty Company, Attn: Corporate Secretary, P.O. Box 73909, Cedar Rapids, Iowa 52407-3909. SEC Rules permit management to vote proxies in its discretion in certain cases if the stockholder does not comply with this deadline, and in certain other cases notwithstanding the stockholder’s compliance with this deadline.

PROPOSAL ONE — ELECTION OF DIRECTORS
Our articles of incorporation require that our Board of Directors be divided into three classes, A, B, and C, with one class elected at each Annual Meeting. The Board of Directors must consist of no more than fifteen (15) and no less than nine (9) members, with the number fixed by the directors. The directors have fixed current membership of the Board of Directors at twelve (12) and the number of Class A directors to be elected at this year’s Annual Meeting at four (4), subject to such changes as the Board of Directors may make at the time of the Annual Meeting if any director nominations are made by minority stockholders, as described in the next paragraph.
According to our articles of incorporation, minority stockholders who collectively hold and vote one-fifth of our outstanding common stock are entitled to nominate and elect 20 percent of our directors. Therefore, minority stockholders collectively holding one-fifth of our outstanding common stock are entitled to nominate and elect one (1) director if we have nine (9) directors; two (2) directors if we have a total of ten (10) through fourteen (14) directors (our current number is twelve (12)); and three (3) directors if we have fifteen (15) directors. The majority of our stockholders can always elect a majority of our directors.
Upon the recommendation of the Nominating & Governance Committee, our Board of Directors has nominated the following individuals for re-election this year.
DIRECTOR NOMINEES
Nominees for Director (Class A) — Terms Expire in 2011

Douglas M. Hultquist (Director since 2007)	Mr. Hultquist, 55, has a strong business background and extensive experience with public companies. He is the President, Chief Executive Officer, and a director of QCR Holdings, Inc., a multi-bank holding company he co-founded that is headquartered in Moline, Illinois, and that has a class of securities registered pursuant to Section 12 of the Securities Exchange Act of 1934 (“Exchange Act”). He has served in those positions since 1993. From 1977 to 1993, Mr. Hultquist was a certified public accountant (and a partner from 1987 to 1993) with KPMG Peat Marwick and McGladrey & Pullen, LLP, national tax and accounting firms. As a certified public accountant, Mr. Hultquist provided services to and advised a wide range of businesses.

Mr. Hultquist is an active, long-time community leader and supporter, being involved as a director and past Chairman of the PGA TOUR John Deere Classic golf tournament, a director of The Robert Young Center for Mental Health, a trustee and past Chairman of Augustana College, a director of TPC at Deere Run, and Finance Chairman of the William Butterworth Memorial Trust. Mr. Hultquist is also a member of the Finance Committee and Board of the Quad Cities Chamber of Commerce and is co-chair of the Genesis Health System Golf Tournament.

Mr. Hultquist currently serves on the Risk Management Committee, which he chairs, and the Investment Committee. Through his professional and business background and his service to us, Mr. Hultquist has a broad and strong understanding of our Company and business as well as the operations of a public company. The Board of Directors believes that Mr. Hultquist’s qualifications to serve as director include his business acumen, executive leadership and management experience, accounting background, and extensive experience with public companies. Mr. Hultquist is not independent as defined in the listing standards of The NASDAQ and is not a member of our Audit Committee; however, he has the professional and business experience to qualify as an audit committee financial expert.

Casey D. Mahon (Director since 1993)	Ms. Mahon, 59, is an Adjunct Professor of Law at the University of Iowa College of Law, Iowa City, Iowa, where she has periodically taught business law since 1998. She has a strong public company background, having served from 1986 to 1990 as Senior Vice President and General Counsel of Teleconnect Company and its successor, Telecom USA, both of which had classes of securities registered pursuant to Section 12 of the Exchange Act at the time she was employed by them. From 1993 until 1998 Ms. Mahon served as Senior Vice President and General Counsel for McLeodUSA, Inc., Cedar Rapids, Iowa, a company that, at the time, had a class of securities registered pursuant to Section 12 of the Exchange Act. McLeodUSA, Inc. provided integrated communications services to its customers.

Ms. Mahon has served for many years on the Compensation Committee of our Board of Directors. She now serves on that committee and on our Risk Management Committee. The Board of Directors believes that Ms. Mahon’s qualifications to serve as director include her extensive legal experience with public companies and her knowledge of the insurance industry gained from her years of service to our Company. Ms. Mahon also serves as a member of the Board of Directors of the University of Iowa Foundation. Ms. Mahon is an independent director as defined in the listing standards of NASDAQ.

Randy A. Ramlo (Director since 2008)	Mr. Ramlo, 50, has served as our President and Chief Executive Officer since May 2007. He previously served us as Chief Operating Officer (May 2006 — May 2007), as Executive Vice President (May 2004 — May 2007), and as Vice President, Fidelity and Surety (November 2001 — May 2004). Mr. Ramlo has been with us since 1984 and has a very strong knowledge of our Company and the insurance industry. He holds numerous professional insurance designations including Chartered Property and Casualty Underwriter, Associate in Fidelity and Surety Bonding, Associate in Management, and Associate in Risk Management.

Mr. Ramlo is a long-time community leader and supporter, with service on many diverse organizations such as director of Priority One, the economic development arm of the Cedar Rapids Chamber of Commerce, and on the board of trustees of the Cedar Rapids Museum of Art and the Eastern Iowa Branch of the Juvenile Diabetes Research Foundation International. He is also on the Self-Supported Municipal Improvement District board of the Cedar Rapids Downtown District.

The Board of Directors believes that Mr. Ramlo’s qualifications to serve as director include his extensive experience in the insurance industry and with our Company, and his executive leadership and management experience. Mr. Ramlo is not an independent director as defined in the listing standards of NASDAQ.

Frank S. Wilkinson Jr. (Director since 2001)	Mr. Wilkinson, 71, has a strong insurance industry background. He retired in December 2000 from E.W. Blanch Co., a company in Minneapolis, Minnesota that provides risk management and distribution services and arranges reinsurance coverage between insurers and reinsurers. Before retiring after 31 years of service, Mr. Wilkinson held a number of positions with E.W. Blanch Co., including Executive Vice President and director from 1993 to 2000.

Mr. Wilkinson previously served on the Board of Directors of Benfield Group, Ltd. of London, England, a publicly held reinsurance intermediary and capital advisor, where he served on the audit, remuneration (compensation) and nominating & governance committees. Mr. Wilkinson also served on the Board of Directors of Hub International, Ltd. of Chicago, Illinois, a company that has a class of securities registered pursuant to Section 12 of the Exchange Act that provides risk management and wealth management services, where he served on the compensation committee.

Mr. Wilkinson currently serves, and has for many years served, on our Compensation Committee, which he chairs, and on our Nominating & Governance Committee. The Board of Directors believes that Mr. Wilkinson’s qualifications to serve as director include his extensive business experience in the insurance industry, his experience with public companies, and his knowledge of our Company, gained from his many years of service to us. Mr. Wilkinson is an independent director as defined in the listing standards of NASDAQ.
VOTE REQUIRED AND BOARD RECOMMENDATION
Directors are elected by a plurality of the votes cast (either in person or by proxy) by the shares entitled to vote in the election at a meeting at which a quorum is present. In tabulating the voting results for the election of directors, “FOR” votes are counted in favor of the election of a director, and “WITHHOLD” votes are counted against the election of a director. Abstentions will not affect the election of directors. In tabulating the voting results for the election of directors, only “FOR” and “WITHHOLD” votes are counted. Stockholders do not have the right to cumulate their votes in the election of directors.
The Board of Directors recommends a vote FOR the
election to the board of each of the nominees.
CONTINUING DIRECTORS NOT UP FOR ELECTION
The following individuals are continuing members of our Board of Directors who are not up for election.
Directors (Class C) — Terms Expire in 2012

Christopher R. Drahozal (Director since 1997)	Mr. Drahozal, 49, is an internationally known legal scholar. He is the John M. Rounds Professor of Law at the University of Kansas School of Law in Lawrence, Kansas, where he has taught since 1994. Prior to teaching, Mr. Drahozal was in private law practice in Washington, D.C., and served as a law clerk for the Iran-U.S. Claims Tribunal, the United States Court of Appeals for the Fifth Circuit and the United States Supreme Court.

Mr. Drahozal currently serves on our Compensation Committee, our Investment Committee and our Risk Management Committee. The Board of Directors believes that Mr. Drahozal’s qualifications to serve as director include his legal background and his knowledge of the insurance industry and our Company, gained from his many years of service to us. Mr. Drahozal is an independent director as defined in the listing standards of NASDAQ.

Jack B. Evans (Director since 1995)	Mr. Evans, 62, became Chairman or our Board of Directors in October 2009. He has served us as a director since 1995 and as Vice Chairman from 1997 to 2009. Mr. Evans has a very strong business background, and currently holds the position of President of the Hall-Perrine Foundation, a private philanthropic corporation located in Cedar Rapids, Iowa. He has held that position since 1996. From 1993 to 1995, he served as President of SCI Financial Group, a regional financial services firm located in Cedar Rapids providing brokerage, insurance and related services to its clients.

Mr. Evans has extensive experience with public companies. He currently serves on the Board of Trustees of 241 registered investment companies in the Nuveen Funds fund complex. He has served as a director of Alliant Energy Corporation of Madison, Wisconsin, a utility company that has a class of securities registered pursuant to Section 12 of the Exchange Act, and as a director of the Federal Reserve Bank of Chicago. Mr. Evans is currently President Pro Tem of the Iowa Board of Regents, overseeing the state’s public university system.

Mr. Evans is a long-standing member of our Audit Committee and our Nominating & Governance Committee. He also serves as Chair of our Executive Committee and on our Investment Committee. As a long-serving director of our Company, Mr. Evans has gained broad knowledge of the insurance industry generally and our Company in particular. The Board of Directors believes that Mr. Evans’ qualifications to serve as director include his business acumen, executive leadership, management experience, and extensive experience with public companies and our Company. Mr. Evans is an independent director as defined in the listing standards of NASDAQ.

Thomas W. Hanley (Director since 2003)	Mr. Hanley, 59, is a full-time teacher at Xavier High School, a high school in Cedar Rapids, Iowa. He began teaching full-time in 2004. From 2002 to 2004, Mr. Hanley conducted post-graduate studies in Theology at Loras College in Dubuque, Iowa. Mr. Hanley has a strong financial, insurance, and business background, having served from 1979 until 2003 as a certified public accountant (and as a partner from 1983 to 2003) with McGladrey & Pullen, LLP, a national accounting and tax firm.

As a certified public accountant, Mr. Hanley provided services to and advised a wide range of businesses, with a focus on insurance companies. From 1983 until 2002, Mr. Hanley was his firm’s lead partner for tax services to insurance companies. Mr. Hanley has chaired our Audit Committee since 2003, and serves as an audit committee financial expert. The Board of Directors believes that Mr. Hanley’s qualifications to serve as director include his accounting background and experience and his knowledge of the insurance industry and our Company. Mr. Hanley is an independent director as defined in the listing standards of NASDAQ.

George D. Milligan (Director since 1999)	Mr. Milligan, 54, has a strong business background, with service since 1985 as President of The Graham Group, Inc., of Des Moines, Iowa. The Graham Group, Inc. consists of a real estate firm specializing in developing office buildings and a construction firm specializing in constructing hospital facilities. Since 2005, Mr. Milligan has also served as a director of West Bancorporation, Inc. of West Des Moines, Iowa, a bank holding company that has a class of securities registered pursuant to Section 12 of the Exchange Act. As a member of the West Bancorporation, Inc. board of directors, Mr. Milligan serves on their audit committee, loan committee, and as chair of their Risk Committee. Mr. Milligan previously served as director of Allied Life Insurance Company, which had a class of securities registered pursuant to Section 12 of the Exchange Act at the time of his service. Mr. Milligan is a long-time community leader and supporter, being active with the Boy Scouts, the Dowling Foundation, and the Des Moines Rotary.

Mr. Milligan serves on our Audit Committee, Nominating & Governance Committee, and now also serves on and chairs our Investment Committee. The Board of Directors believes that Mr. Milligan’s qualifications to serve as director include his business acumen, executive leadership, management experience, and extensive experience with public companies and our Company, as well as his knowledge of the insurance industry and our Company. Mr. Milligan is an independent director as defined in the listing standards of NASDAQ.
Directors (Class B) for Terms Expiring in 2013

James W. Noyce (Director since 2009)	Mr. Noyce, 55, has a strong business, accounting and insurance industry background, with extensive public company experience. Before retiring, Mr. Noyce had nearly three decades of experience in the financial services industry, most recently as Chief Executive Officer and director of FBL Financial Group, Inc. (“FBL”), an insurance holding company headquartered in West Des Moines, Iowa. While at FBL, Mr. Noyce served as Chief Executive Officer and director from January 2007 until May 2009, Chief Financial Officer from January 1996 until January 2007 and Chief Administrative Officer from July 2002 until January 2007. From January 2000 to July 2002 he was Executive Vice President and General Manager of the property-casualty companies managed by FBL. Mr. Noyce began his employment with FBL and its affiliates in 1985. From August 2009 until November 2010, Mr. Noyce served as the Senior Advisor and Major Gifts Officer for the Athletics Department of Drake University, a private university in Des Moines, Iowa.

Mr. Noyce holds or has held numerous professional certifications and designations including certified public accountant; Fellow, Casualty Actuarial Society; Associate, Society of Actuaries; Fellow, Life Management Institute; and Member, American Academy of Actuaries. He was named Outstanding CPA in Business and Industry by the Iowa Society of CPAs and was inducted into the American Institute of Certified Public Accountants’ Business and Industry Hall of Fame in 2007.

Since August 2009, Mr. Noyce has been a director of West Bancorporation, Inc., West Des Moines, Iowa, a bank holding company that has a class of securities registered pursuant to Section 12 of the Exchange Act. Mr. Noyce serves as the audit committee chair of West Bancorporation, Inc. He also serves or has served on several community boards, including the United Way of Central Iowa, the Greater Des Moines Partnership, Grandview College, Special Olympics Iowa, and the Mid-Iowa Council of Boy Scouts of America.

Mr. Noyce serves on our Audit Committee and has the professional and business experience to qualify as an audit committee financial expert. Mr. Noyce is an independent director as defined in the listing standards of NASDAQ. The Board of Directors believes that Mr. Noyce’s qualifications to serve as director include his extensive background and experience in the insurance industry and his public company, executive leadership, and management experience.

Mary K. Quass (Director since 1998)	Ms. Quass, 61, is President and Chief Executive Officer of NRG Media, LLC, Cedar Rapids, Iowa, a position she has held since 2002. NRG Media, LLC is a radio broadcasting group of over 60 stations. Since 1998, Ms. Quass has also served as President and Chief Executive Officer of Quass Communications, LLC, a privately held investment company.

Ms. Quass has a strong business background and has been a long-time community leader and volunteer in Cedar Rapids, Iowa. She currently serves on the board of directors of the National Association of Broadcasters, Mercy Medical Center (executive committee), Entrepreneurial Development Center, Inc. (chair), US Bank (Cedar Rapids region), the Quarton-McElroy Broadcaster Foundation, and other local boards of directors in Cedar Rapids.

Her service as our director, together with her business background, provides her with a very strong understanding of the insurance industry in general and our business operations in particular. Ms. Quass serves on our Compensation Committee and Risk Management Committee. The Board of Directors believes that Ms. Quass’ qualifications to serve as director include her executive leadership and management experience, and her understanding of the insurance industry, gained from her years of service to our Company. Ms. Quass is an independent director as defined in the listing standards of NASDAQ.

John A. Rife (Director since 1998)	Mr. Rife, 68, served as our President from 1997 to 2007 and as our CEO from 2000 to 2007. He also served as President of our life insurance subsidiary, United Life Insurance Company (“United Life”), from 1984 until his retirement in May 2009. He began his service with us in 1976 as a marketing representative for United Life. Based on his 31 years of service with our group, Mr. Rife has a very extensive background in and knowledge of our Company including both the property-casualty and life insurance segments. Mr. Rife holds the Chartered Life Underwriter professional insurance designation. Mr. Rife was elected Vice Chairman of our Board of Directors in 2009 and currently serves on the Executive Committee.

Since 2006, Mr. Rife has served on the Board of Directors of QCR Holdings, Inc., a multi-bank holding company headquartered in Moline, Illinois, that is registered pursuant to Section 12 of the Exchange Act. He currently serves on the QCR Holdings, Inc. executive committee. Mr. Rife is an active member of the community, currently serving as President of the McIntyre Foundation, a private charitable organization. He also currently serves on the board of trustees of the United Way of East Central Iowa, Mercy Medical Center, and the Mount Vernon Community School District Foundation. Mr. Rife is a past board member of the Cedar Rapids Area Chamber of Commerce and Priority One, an economic development arm of the Chamber.

The Board of Directors believes that Mr. Rife’s qualifications to serve as director include his extensive experience with our Company and in the insurance industry, as described above, and his executive leadership and management experience. Mr. Rife is not an independent director as defined in the listing standards of NASDAQ.

Kyle D. Skogman (Director since 2000)	Mr. Skogman, 60, possesses a strong business background. Since 1990, he has served as President of Skogman Construction Co. of Iowa, a company that specializes in residential construction, primarily in Cedar Rapids, Iowa. Mr. Skogman also owns an interest in a property-casualty insurance agency.

Mr. Skogman is a long-time active community leader and supporter, with service to many diverse organizations including as director and Chairman of the Board of Trustees of Mercy Medical Center in Cedar Rapids; as director of the Cedar Rapids Chamber of Commerce and Chairman of Priority One, an economic development arm of the Chamber; and as director of Brucemore, a public historic site in Cedar Rapids.

Mr. Skogman currently serves, and has for many years served, on our Audit Committee and our Nominating & Governance Committee, which he has chaired for many years. He is also a member of our Executive Committee and Investment Committee. Through his prior business experience and his service to us, Mr. Skogman has a broad and strong understanding of our Company and our business.

The Board of Directors believes that Mr. Skogman’s qualifications to serve as director include his business acumen, executive leadership and management experience, and his understanding of the insurance industry, gained from his many years of service to our Company. Mr. Skogman is an independent director as defined in the listing standards of NASDAQ.
DIRECTOR RELATIONSHIPS
None of the directors or nominees holds a directorship in any other company with a class of securities registered under Section 12 or subject to Section 15(d) of the Exchange Act or registered as an investment company under the Investment Company Act of 1940, except as follows: Messrs. Hultquist and Rife are directors of QCR Holdings, Inc.; Messrs. Milligan and Noyce are directors of West Bancorporation, Inc.; and Mr. Evans is a member of the Board of Trustees of 241 registered investment companies in the Nuveen Funds fund complex.
PROPOSAL TWO — RATIFICATION OF THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
INFORMATION ABOUT OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Audit Committee has appointed Ernst & Young LLP as our independent registered public accounting firm for 2011 and has directed that management submit the selection of the independent registered public accounting firm to stockholders for ratification at the Annual Meeting. Ernst & Young LLP has served as our independent registered public accounting firm since 2002. Representatives from Ernst & Young LLP will attend the Annual Meeting, will have the opportunity to make a statement if they wish to do so, and will be available to respond to appropriate stockholder questions. Stockholder ratification of the appointment of Ernst & Young LLP as United Fire’s independent registered public accounting firm is not required by our articles of incorporation, bylaws or otherwise. However, as a matter of good corporate governance, the Board of Directors is seeking stockholder ratification of the appointment of our independent registered public accounting firm. The Audit Committee will consider the outcome of this vote in future deliberations regarding the appointment of our independent registered public accounting firm.

FEES BILLED TO UNITED FIRE DURING 2010 AND 2009
The following table represents the total fees billed, or expected to be billed, for services rendered to us by Ernst & Young LLP for the fiscal years ended December 31, 2010, and December 31, 2009, respectively.

Services	2010 Fees	2009 Fees
Audit (1)	$1,110,000	$1,135,600
Audit Related (2)	352,300	53,000
Tax (3)	—	—
All Other (4)	3,388	—

Total Fees:	$1,465,688	$1,188,600

(1)	Audit Fees. “Audit” fees consist of fees billed for professional services rendered for the audit of United Fire’s Consolidated Financial Statements and internal control over financial reporting, review of the interim Consolidated Financial Statements included in quarterly reports, services that are normally provided by the independent registered public accounting firm in connection with statutory or regulatory filings or engagements, and services that generally only the independent registered public accounting firm can reasonably provide.

(2)	Audit-Related Fees. “Audit-Related” fees consist of fees for assurance and related services that are traditionally performed by the independent registered public accounting firm and are reasonably related to the performance of the audit or the review of our financial statements, but are not reported as “Audit” fees. Audit-related fees billed to us by Ernst & Young LLP for 2010 consisted of $296,800 for due diligence services related to the acquisition of Mercer Insurance Group, Inc. and $55,500 for the audit of our employee benefit plans, including the United Fire Group 401(k) Plan and the United Pension Plan. Audit-related fees billed to us by Ernst & Young LLP for 2009 consisted of $53,000 for the audit of our employee benefit plans, including the United Fire Group 401(k) Plan and the United Pension Plan.

(3)	Tax Fees. There were no fees billed by Ernst & Young LLP for professional services rendered to us related to tax compliance, tax advice, or tax planning for the years ended December 31, 2010 or December 31, 2009.

(4)	All Other Fees. During the year ended December 31, 2010, Ernst & Young LLP billed us $3,388 for enterprise risk management advisory services rendered to us. There were no fees billed by Ernst & Young LLP for any professional services rendered to us other than those described above for the year ended December 31, 2009.
AUDIT COMMITTEE PRE-APPROVAL
The Audit Committee of our Board of Directors is governed by a charter that requires the Audit Committee to appoint, evaluate, and oversee our independent registered public accounting firm. As part of its responsibilities, the Audit Committee reviews and approves the provision of all audit and non-audit services for the purpose of assuring the independence of our independent auditors. The Audit Committee pre-approved all of the services provided and the fees charged by Ernst & Young LLP during 2010 and 2009.
VOTE REQUIRED AND BOARD RECOMMENDATION
Ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm requires the affirmative vote of a majority of the shares (represented either in person or by proxy) entitled to vote in the election at a meeting at which a quorum is present.
The Audit Committee of the Board of Directors recommends a vote FOR the ratification of the appointment of Ernst & Young LLP as United Fire’s independent registered public accounting firm.

PROPOSAL THREE — AMENDMENT OF THE UNITED FIRE & CASUALTY COMPANY 2005 NON-QUALIFIED NON-EMPLOYEE DIRECTOR STOCK OPTION AND RESTRICTED STOCK PLAN
DESCRIPTION OF PLAN
Our Board of Directors has adopted, subject to stockholder approval, an amendment to the United Fire & Casualty Company 2005 Non-Qualified Non-Employee Director Stock Option and Restricted Stock Plan (the “Director Plan”) to increase to 300,000 the number of shares that may be issued under the Director Plan and to extend the life of the Director Plan from December 31, 2014 to December 31, 2020. The amendment to the Director Plan will become effective upon stockholder approval. The following summary description of the Director Plan, as proposed to be amended, is qualified in its entirety by reference to the full text of the Director Plan, as amended, that is attached to this Proxy Statement as Exhibit A.
Nature and Purpose of the Director Plan
The Director Plan authorizes the Board of Directors to grant to non-employee directors awards of restricted stock and awards of non-qualified options to purchase our common stock. Such awards may be granted alone, in tandem, or in addition to other awards. The purpose of the Director Plan is to advance the interests of our company through the attraction, motivation, and retention of qualified non-employee directors. The Director Plan provides a means for non-employee directors to increase their equity ownership of our company. By increasing their equity ownership, their economic interests will more closely align with those of our other stockholders, and the non-employee directors will have an additional incentive to contribute to our company’s success.
Shares of Stock Subject to the Director Plan
The Director Plan originally reserved 150,000 shares of common stock that the Board of Directors could allocate between awards of non-qualified options and awards of restricted stock. As of March 1, 2011, only 4,003 shares remained available to be awarded under the Director Plan; awards covering 145,997 shares were outstanding under the Director Plan. The proposed amendment increases the number of shares that may be issued under the Director Plan from 150,000 to 300,000, which would ensure uninterrupted continuation of the Director Plan. If the stockholders approve the amendment to the Director Plan, the Board of Directors will be able to grant up to an additional 150,000 options and shares of restricted stock without again seeking approval from the stockholders.
If there is any change in the shares of our common stock because of a merger, consolidation or reorganization, or if the Board of Directors declares a stock dividend or stock split distributable in shares of common stock, or if there is a change in our capital stock structure affecting our common stock, the number of shares of common stock reserved for issuance under the Director Plan will be correspondingly adjusted to prevent dilution or enlargement of options granted under the Director Plan.
Administration
The Director Plan is administered by the Board of Directors and the Compensation Committee.
Plan Term
The effective date of the Director Plan was May 18, 2005, the date it was approved by the stockholders, and it will expire on December 31, 2014. The proposed amendment to the Director Plan provides that the Director Plan will expire on December 31, 2020, thereby extending the life of the Director Plan.
Eligibility
An award of options or restricted stock may be made only to non-employee directors, as recommended by the Compensation Committee and approved by the Board of Directors. As of March 21, 2011, there were 11 non-employee directors eligible to receive awards of options and restricted stock pursuant to the Director Plan. In making awards of options or restricted stock to directors, our Compensation Committee takes into account the duties of the directors, their present and potential contribution to our success and the success of our subsidiaries, and such other factors as our Compensation Committee deems relevant in connection with accomplishing the purposes of the Director Plan. See pages 50-52 of this proxy statement for a description of our directors’ compensation program.

Although all of our non-employee directors will be eligible for awards under the Director Plan, as amended, it is not possible, at this time, to predict the benefits and amounts that will actually be received by all individual directors or groups of directors in the future.
Limitations
The Director Plan provides that the maximum aggregate number of common shares underlying all awards to be granted in any single fiscal year of the Company shall not exceed 30,000 shares (adjusted proportionately, in the event of any stock split, stock dividend or similar event with respect to our shares of common stock).
Terms, Restrictions, and Conditions of Awards
The Compensation Committee or Board of Directors may grant awards of options and restricted stock subject to such restrictions and conditions as they determine. Each award must be evidenced by a written agreement between us and the individual director specifying the number of shares and the other terms, restrictions, and conditions of the award. Restrictions and conditions may lapse in full or in installments on the basis of such factors, including the director’s continued service, as determined by the Compensation Committee or Board of Directors. Neither the award nor the shares acquired pursuant to the award may be sold or otherwise transferred or pledged until the restrictions lapse or are terminated. Awards may be subject to additional terms and conditions, including the following:
Exercise Price; Consideration
At the time an award is granted, the Compensation Committee or the Board of Directors will determine the exercise price for the shares of common stock underlying each stock option. The exercise price for shares under a stock option may not be less than 100% of the fair market value of the shares on the date the option is granted, as defined in the Director Plan. The Compensation Committee or the Board of Directors may grant awards of restricted stock for such consideration as they may determine, including cash, cash equivalents, full-recourse promissory notes, past services and future services, provided, however, that to the extent an award of restricted stock consists of newly issued restricted stock, the director shall furnish consideration having a value not less than the par value of the restricted stock.
Payment of Consideration
The means of payment for shares issued upon exercise of an award may be specified in each award agreement. The Director Plan permits payment to be made by cash, delivery of other shares of Company stock, or broker assisted sales. The Board of Directors may condition the delivery of any shares or other benefits under the Director Plan on satisfaction of applicable withholding obligations.
Term of Award
The Board of Directors has the discretion to set the term of each award., provided, however, the term of an award may be no more than ten (10) years from the date of grant. No award may be exercised after the expiration of its term.
Change in Control
Notwithstanding any restrictions set forth in the award agreement, all awards shall become immediately exercisable upon the occurrence of a change in control event, as described in Section II.E of the Director Plan. A Change in Control of the Company shall be deemed to have occurred if: (i) any person becomes the beneficial owner, directly or indirectly, of 20% or more of the combined voting power of our outstanding securities; (ii) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board of Directors and any new director whose election by the Board of Directors or nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority of the Board of Directors; (iii) we enter into an agreement, the consummation of which would result in a change in control of us; or (iv) our stockholders approve a merger, share exchange or consolidation with any other company, other than a merger, share exchange or consolidation that would result in the voting securities outstanding immediately prior thereto continuing to represent at least 50% of the combined voting power of the surviving entity outstanding immediately after such merger, share exchange or consolidation, or our stockholders approve a plan of complete liquidation or an agreement for the sale or disposition by us of all or substantially all our assets.

Death or Retirement of Director
Upon the death of a director or the retirement of a director from the Board of Directors, that director’s options whose terms have not expired become fully vested and immediately exercisable. If a director dies during the term of an option without having fully exercised the option, the executor or administrator of the director’s estate or the person who inherits the right to exercise the option by bequest or inheritance shall have the right at any time following the director’s death until the expiration date of the option to exercise the option. Upon the death of the transferee of an option transferred upon the death of a director, the transferee’s executors, administrators or beneficiaries may exercise the option for a period of one (1) year following the date of the transferee’s death, provided that in no event may an option be exercised after its expiration date. Upon the retirement, disability or death of a director or in special circumstances, the Board of Directors may waive restrictions with respect to that director’s restricted stock.
Non-Transferability of Awards
Unless otherwise provided by the Compensation Committee or the Board of Directors, awards granted under the Director Plan are not transferable other than by will or the laws of descent and distribution.
Other Provisions
An award agreement may contain other terms, provisions, and conditions not inconsistent with the Director Plan, as the Compensation Committee or the Board of Directors may determine.
Summary of Federal Income Tax Consequences of the Director Plan
The following summary is intended only as a general guide to the current U.S. federal income tax consequences of participation in the Director Plan and does not attempt to describe all possible federal or other tax consequences of such participation or tax consequences based on particular circumstances. Furthermore, the tax consequences are complex and subject to change, and a taxpayer’s particular situation may be such that some variation of the described rules is applicable.
The following discussion is based on an analysis of the Internal Revenue Code, existing laws, judicial decisions and administrative rulings and regulations, all of which are subject to change. In addition to being subject to the Federal income tax consequences described below, a director may also be subject to state and local tax consequences in the jurisdiction in which he or she works and/or resides.
The grant of a stock option under the Director Plan will create no income tax consequences to the non-employee director or to us. A director who is granted a non-qualified stock option will generally recognize ordinary income at the time of exercise in an amount equal to the excess of the fair market value of the common stock acquired at such time over the exercise price. We will generally be entitled to a deduction in the same amount and at the same time as ordinary income is recognized by the non-employee director, subject to the requirement of reasonableness, the provisions of Section 162(m) of the Internal Revenue Code, and the satisfaction of tax reporting obligations. A subsequent disposition of the common stock will give rise to capital gain or loss to the extent the amount realized from the sale differs from the exercise price of the option. This capital gain or loss will be long-term capital gain or loss if the common stock has been held for more than one year from the date of exercise.
No taxable income is recognized upon receipt of a restricted stock award. In general, a director will recognize ordinary income in the year in which the shares subject to that award vest and are actually issued to the director in an amount equal to the fair market value of the shares on the date of issuance less any consideration paid to us by the director. We will be entitled (subject to the requirement of reasonableness, the provisions of Section 162(m) of the Internal Revenue Code, and the satisfaction of tax reporting obligations) to an income tax deduction equal to the amount of ordinary income recognized by the participant at the time the shares are issued. In general, the deduction will be allowed for the taxable year in which such ordinary income is recognized by the director.

Amendment and Discontinuance of the Director Plan
The Board of Directors may at any time amend or discontinue the Director Plan ; provided, however, the Board of Directors may not (i) revoke or alter the terms of any award previously granted pursuant to the Director Plan, (ii) decrease the exercise price for shares under a stock option to less than 100% of the fair market value of the shares on the date the option is granted, as defined in the Director Plan, (iii) change the class of persons to whom awards may be made pursuant to the Director Plan, (iv) provide for awards to be exercisable more than 10 years after the date granted, or (v) without stockholder approval, increase the number of shares to be reserved for issuance and sale pursuant to awards granted pursuant to the Director Plan.
VOTE REQUIRED AND BOARD RECOMMENDATION
Approval regarding the amendment of United Fire & Casualty Company’s 2005 Non-Qualified Non-Employee Director Stock Options and Restricted Stock Plan requires the affirmative vote of a majority of the shares (represented either in person or by proxy) entitled to vote in the election at a meeting at which a quorum is present.
The Board of Directors recommends a vote FOR the proposed amendment of
United Fire & Casualty Company’s 2005 Non-Qualified Non-Employee
Director Stock Option and Restricted Stock Plan.
PROPOSAL FOUR — ADVISORY (NON-BINDING) VOTE ON COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS
SAY-ON-PAY ADVISORY VOTE
In accordance with the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”), stockholders have the opportunity to vote, on a non-binding advisory basis, on the compensation of our named executive officers. This is commonly referred to as “Say on Pay”.
Our Board of Directors is committed to corporate governance best practices and recognizes the interest of stockholders in executive compensation matters. Although the vote is advisory and is not binding on the Board of Directors, the Compensation Committee will review the voting results. The Compensation Committee would consider the constructive feedback obtained through the stockholder advisory vote in making decisions about future compensation arrangements for our named executive officers.
As discussed in the Compensation Discussion and Analysis beginning on page 30 of this proxy statement, the Board of Directors believes that our current executive compensation program directly links executive compensation to our Company’s performance and aligns the interests of our named executive officers with those of our stockholders. For example:
•	Our executive compensation encourages executive decision-making that is aligned with the long-term interests of our stockholders.
•	Bonuses and equity awards for named executive officers are tied to specific performance goals.
•	We do not have any employment agreements with our executive officers, and we do not provide cash severance payments upon termination of employment or in connection with a change in control.
•	We encourage long-term stock ownership by our executive officers with award features such as 20 percent vesting of stock option awards beginning on the first anniversary of the grant and no vesting on restricted stock until the fifth anniversary of the grant.
•	We have adopted stock ownership guidelines for our executive officers
•	Our compensation uses a balance of short- and long-term performance metrics to encourage the efficient management of our business and minimize excessive risk-taking.

The Board of Directors believes that United Fire’s executive compensation program is designed to meet the objectives discussed in the Compensation Discussion and Analysis. Accordingly, the Board recommends that stockholders vote in favor of the following resolution:
“RESOLVED, that the compensation paid to United Fire’s named executive officers as described in this Proxy Statement under “Executive Compensation,” including the Compensation Discussion and Analysis, the compensation tables and other narrative disclosure contained herein, is hereby APPROVED.”
VOTE REQUIRED AND BOARD RECOMMENDATION
Approval of the resolution regarding the compensation of our executive officers requires the affirmative vote of a majority of the shares (represented either in person or by proxy) entitled to vote in the election at a meeting at which a quorum is present.
The Board of Directors recommends a vote FOR the approval, on an advisory basis, of compensation of our named executive officers.
PROPOSAL FIVE — ADVISORY (NON-BINDING) VOTE ON THE FREQUENCY OF THE ADVISORY STOCKHOLDER VOTE APPROVING COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS
SAY-ON-PAY FREQUENCY ADVISORY VOTE
In accordance with the Dodd-Frank Act, stockholders have the opportunity to vote, on a non-binding advisory basis, on the frequency of future advisory votes on executive compensation, commonly referred to as a “say when on pay.” You are given the option on the proxy card of selecting a frequency of every one, two or three years, or abstaining.
Although the vote is non-binding, the Board of Directors and the Compensation Committee will carefully review the voting results. Notwithstanding the Board of Director’s recommendation and the outcome of the stockholder vote, we may decide to conduct future advisory votes on a more or less frequent basis and may vary the frequency of advisory votes based on factors such as discussions with stockholders and the adoption of material changes to our compensation programs.
The Board of Directors has determined that an advisory vote on executive compensation that occurs every three years is the best approach for our Company. In formulating its recommendation, the Board of Directors considered that because our compensation program for executive officers is not complex, a stockholder advisory vote every three years should be sufficient to permit our stockholders to express their views about our compensation program. Also, the Board of Directors believes that the success of our executive compensation program should be judged over a period of time that is longer than one year.
VOTE REQUIRED AND BOARD RECOMMENDATION
Approval of the resolution regarding the frequency of the stockholder vote approving the compensation of our executive officers requires the affirmative vote of a majority of the shares (represented either in person or by proxy) entitled to vote in the election at a meeting at which a quorum is present. If stockholders follow the Board’s recommendation on this proposal, the next time stockholders will be asked to vote on this proposal will be at our 2017 Annual Meeting.
The Board of Directors recommends a vote FOR a vote on compensation of our named executive officers, on an advisory basis, every THREE years.

REPORT OF THE AUDIT COMMITTEE*
March 2011
The Audit Committee reviews United Fire & Casualty Company’s financial reporting process on behalf of the Board of Directors. Management has primary responsibility for the financial statements and the reporting process, including the system of internal controls. In accordance with standards established by the Public Company Accounting Oversight Board (United States), the independent registered public accounting firm is responsible for performing an audit of United Fire & Casualty Company’s Consolidated Financial Statements, assessing the effectiveness of United Fire & Casualty Company’s internal control over financial reporting and issuing reports thereon. The Audit Committee monitors these processes. The Audit Committee consists entirely of independent directors and operates pursuant to a charter adopted by it and by the Board of Directors. The Audit Committee met six (6) times during 2010.
The Audit Committee has:
•	reviewed and discussed the audited Consolidated Financial Statements with management and Ernst & Young LLP, our independent registered public accounting firm;
•	discussed with Ernst & Young LLP, our independent registered public accounting firm, the matters required to be discussed by AICPA Statement on Auditing Standards No. 61, as adopted by the Public Company Accounting Oversight Board in Rule 3200T, Securities and Exchange Commission Rules and other professional standards;
•	received from Ernst & Young LLP, our independent registered public accounting firm, the written disclosures required by Public Company Accounting Oversight Board Ethics and Independence Rule 3526 regarding the independent registered public accounting firm’s independence; and
•	discussed with Ernst & Young LLP, our independent registered public accounting firm, Ernst & Young LLP’s independence.
The Audit Committee has discussed with United Fire & Casualty Company’s internal auditor and Ernst & Young LLP, our independent registered public accounting firm, the overall scope and plans for their respective audits. The Audit Committee met with the internal auditor and Ernst & Young LLP, our independent registered public accounting firm, both with and without management present, to discuss the results of their examinations, the evaluations of United Fire & Casualty Company’s internal controls and the overall quality of United Fire & Casualty Company’s financial reporting.
Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors (and the Board of Directors has approved) that the audited Consolidated Financial Statements be included in United Fire & Casualty Company’s Annual Report on Form 10-K for the year ended December 31, 2010, for filing with the Securities and Exchange Commission. The Audit Committee appointed Ernst & Young LLP as United Fire & Casualty Company’s independent registered public accounting firm for the year ending December 31, 2011 and recommended that the stockholders ratify the appointment.
Audit Committee Members
Thomas W. Hanley, Chair
Jack B. Evans
George D. Milligan
James W. Noyce
Kyle D. Skogman

*	This report is not “soliciting material” and is not deemed “filed” with the Securities and Exchange Commission (“SEC”). The incorporation by reference of this proxy statement into any document filed with the SEC by the Company shall not be deemed to include this report unless such report is specifically stated to be incorporated by reference into such document.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
The following table sets forth information as of March 21, 2011, with respect to the ownership of United Fire’s $3.33⅓ par value common stock by principal security holders.
As of March 21, 2011, we had 26,195,552 shares of $3.33⅓ par value common stock outstanding. Except as otherwise indicated, each of the stockholders listed in the following table has sole voting and investment power over the shares beneficially owned.

		Amount and
		Nature of
	Name and Address	Beneficial
Title of Class	of Beneficial Owner	Ownership		Percent of Class
Common	Dee Ann McIntyre
	1218 Bishops Lodge Road
	Santa Fe, New Mexico 87501-1099	3,475,794	(1)	13.27%

Common	Dimensional Fund Advisors LP
	1299 Ocean Avenue
	Santa Monica, California 90401	2,222,333	(2)	8.47

Common	BlackRock, Inc.
	40 East 52nd Street
	New York, New York 10022	1,847,227	(3)	7.04

Common	EARNEST Partners LLC
	75 Fourteenth Street, Suite 2300
	Atlanta, Georgia 30309	1,624,954	(4)	6.20

(1)	The number of securities beneficially owned by Mrs. McIntyre includes: 2,445,256 for which Mrs. McIntyre holds sole voting and investment power; 519,863 for which Mrs. McIntyre holds shared voting and investment power; 449,675 shares owned by the Dee Ann McIntyre Trust of which Mrs. McIntyre is a lifetime beneficiary; and 61,000 stock options that are exercisable by Mrs. McIntyre on or before sixty (60) days from the date of this proxy statement.

(2)	Based on Schedule 13G (Amendment No. 2) filed with the SEC on February 11, 2011.

(3)	Based on Schedule 13G (Amendment No. 1) filed with the SEC on February 9, 2011.

(4)	Based on Schedule 13G (Amendment No. 9) filed with the SEC on February 10, 2011.

SECURITY OWNERSHIP OF MANAGEMENT
The following table sets forth certain information regarding the beneficial ownership of our $3.33 1/3 par value common stock as of March 21, 2011, with respect to each of our directors, our named executive officers, and all of our directors and executive officers as a group.
As of March 21, 2011, we had 26,195,552 shares of $3.33 1/3 par value common stock outstanding. Except as otherwise indicated, each of the stockholders listed in the following table has sole voting and investment power over the shares beneficially owned.

		Amount and Nature of		Percent
Title of Class	Name of Beneficial Owner	Beneficial Ownership (1)		of Class
Common	Christopher R. Drahozal	917,513	(2)	3.50%

Common	Barrie W. Ernst	33,684	(3)	0.13

Common	Jack B. Evans	33,726	(4)	*

Common	Thomas W. Hanley	15,481	(5)	*

Common	Douglas M. Hultquist	4,945	(6)	*

Common	Dianne M. Lyons	27,892	(7)	0.11

Common	Casey D. Mahon	18,762	(8)	*

Common	George D. Milligan	15,959	(9)	*

Common	James W. Noyce	1,545	(10)	*

Common	Mary K. Quass	13,478	(11)	*

Common	Randy A. Ramlo	46,107	(12)	0.18

Common	John A. Rife	105,321	(13)	*

Common	Neal R. Scharmer	14,801	(14)	0.06

Common	Kyle D. Skogman	20,028	(15)	*

Common	Michael T. Wilkins	463,123	(16)	1.77

Common	Frank S. Wilkinson Jr.	21,171	(17)	*

Common	All directors and executive officers as a group (includes 18 persons)	1,775,920		6.78%

*	Indicates directors with ownership of less than 1% percent.

(1)	The inclusion in this table of any shares as beneficially owned does not constitute admission of beneficial ownership.

(2)	Includes 2,674 shares owned jointly by Mr. Drahozal and his wife; 243,086 shares owned individually by Mr. Drahozal’s wife; 74,714 shares owned in accounts for the benefit of Mr. Drahozal’s children; 519,863 shares owned by the McIntyre Foundation, for which Mr. Drahozal’s wife serves as one of four directors; 66,898 shares owned by the J. Scott McIntyre Trust FBO the Kaye Drahozal Family, for which Mr. Drahozal and his wife serve as co-trustees; and 10,278 stock options that are exercisable by Mr. Drahozal on or before sixty (60) days from the date of this proxy statement. None of Mr. Drahozal’s shares are pledged as security.

(3)	Includes 4,439 shares owned in a Company 401(k) account for Mr. Ernst’s benefit; 299 shares held in an ESOP account for Mr. Ernst’s benefit; 500 shares held individually by Mr. Ernst’s wife; and 28,446 stock options that are exercisable by Mr. Ernst on or before sixty (60) days from the date of this proxy statement. None of Mr. Ernst’s shares are pledged as security.

(4)	Includes 23,950 shares owned individually by Mr. Evans; 674 shares held in an individual retirement account for Mr. Evans’ benefit; 2,024 shares held in an IRA account for the benefit of Mr. Evans’ wife; and 7,078 stock options that are exercisable by Mr. Evans on or before sixty (60) days from the date of this proxy statement. None of Mr. Evans’ shares are pledged as security.

(5)	Includes 203 shares owned individually by Mr. Hanley; 5,000 shares held in an individual retirement account for Mr. Hanley’s benefit; and 10,278 stock options that are exercisable by Mr. Hanley on or before sixty (60) days from the date of this proxy statement. None of Mr. Hanley’s shares are pledged as security.

(6)	Includes 2,000 shares owned individually by Mr. Hultquist and 2,945 stock options that are exercisable by Mr. Hultquist on or before sixty (60) days from the date of this proxy statement. None of Mr. Hultquist’s shares are pledged as security.

(7)	Includes 568 shares owned individually by Ms. Lyons, 1,175 shares held in an ESOP account for Ms. Lyons’ benefit and 26,149 options that are exercisable by Ms. Lyons on or before sixty (60) days from the date of this proxy statement. None of Ms. Lyons’ shares are pledged as security.

(8)	Includes 9,484 shares owned individually by Ms. Mahon; 1,000 shares held in an individual retirement account for Ms. Mahon’s benefit; and 8,278 stock options that are exercisable by Ms. Mahon on or before sixty (60) days from the date of this proxy statement. None of Ms. Mahon’s shares are pledged as security.

(9)	Includes 5,681 shares owned individually by Mr. Milligan and 10,278 options that are exercisable by Mr. Milligan on or before sixty (60) days from the date of this proxy statement. None of Mr. Milligan’s shares are pledged as security.

(10)	Includes 1,000 shares owned individually by Mr. Noyce and 545 options that are exercisable by Mr. Noyce on or before sixty (60) days from the date of this proxy statement. None of Mr. Noyce’s shares are pledged as security.

(11)	Includes 1,200 shares owned individually by Ms. Quass and 12,278 options that are exercisable by Ms. Quass on or before sixty (60) days from the date of this proxy statement. None of Ms. Quass’ shares are pledged as security.

(12)	Includes 2,222 shares owned individually by Mr. Ramlo; 700 shares owned jointly by Mr. Ramlo and his wife; 350 shares owned individually by Mr. Ramlo’s wife; 1,499 shares held in an ESOP account for Mr. Ramlo’s benefit; and 41,336 options that are exercisable by Mr. Ramlo on or before sixty (60) days from the date of this proxy statement. None of Mr. Ramlo’s shares are pledged as security.

(13)	Includes 22,561 shares owned jointly by Mr. Rife and his wife; 745 shares owned individually by Mr. Rife’s wife; 3,970 shares held in an ESOP account for Mr. Rife’s benefit; and 78,045 options that are exercisable by Mr. Rife on or before sixty (60) days from the date of this proxy statement. None of Mr. Rife’s shares are pledged as security.

(14)	Includes 266 shares held in a Company 401(k) account for Mr. Scharmer’s benefit; 679 shares held in an ESOP account for Mr. Scharmer’s benefit; and 13,856 options that are exercisable by Mr. Scharmer on or before sixty (60) days from the date of this proxy statement. None of Mr. Scharmer’s shares are pledged as security.

(15)	Includes 200 shares held in an individual retirement account for Mr. Skogman’s benefit; 670 shares held in a simplified employee pension account for Mr. Skogman’s benefit; 8,630 shares owned jointly by Mr. Skogman and his wife; 500 shares owned by Mr. Skogman’s wife; 150 shares held in an individual retirement account for the benefit of Mr. Skogman’s wife; and 9,878 options that are exercisable by Mr. Skogman on or before sixty (60) days from the date of this proxy statement. None of Mr. Skogman’s shares are pledged as security.

(16)	Includes 2,773 shares owned individually by Mr. Wilkins; 234,107 shares held in the United Fire Group Employee Stock Ownership Plan for which Mr. Wilkins serves as one of two plan trustees (only 1,575 of these plan shares are held for Mr. Wilkins’ benefit); 202,058 shares held in the United Fire Group Pension Plan for which Mr. Wilkins serves as one of two plan trustees (none of these plan shares are held specifically for Mr. Wilkins’ benefit); and 24,185 options that are exercisable by Mr. Wilkins on or before sixty (60) days from the date of this proxy statement. Mr. Wilkins disclaims beneficial ownership of any shares owned by either the United Fire Group Employee Stock Ownership Plan shares or the United Fire Group Pension Plan shares that are not held specifically for his benefit. None of Mr. Wilkins’ shares are pledged as security.

(17)	Includes 9,893 shares owned jointly by Mr. Wilkinson and his wife and 11,278 options that are exercisable by Mr. Wilkinson on or before sixty (60) days from the date of this proxy statement. None of Mr. Wilkinson’s shares are pledged as security.
RECENT SALES OF UNREGISTERED SECURITIES
Based on a review of corporate records and to best knowledge of management, there were no sales of unregistered securities by our Company during the fiscal year ended December 31, 2010.
SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS
We have a stock plan that authorizes United Fire to grant incentive stock options, non-qualified stock options, unrestricted and restricted stock, and stock appreciation rights to acquire 1,900,000 shares of United Fire common stock with 833,495 authorized shares available for future issuance at December 31, 2010. The plan is administered by our Board of Directors. The Board has the authority to determine which employees (including affiliate company employees) will receive incentive stock options, and which employees (including affiliate company employees) and persons to whom offers of employment have been extended will receive non-qualified stock options, stock awards, and stock appreciation rights. The Board also has authority to determine when plan awards will be granted and the terms and conditions of those awards. The Board may also take any action it deems necessary and appropriate for the administration of the plan. Stock options are granted to buy shares of our common stock at the market value of the stock on the date of grant. Stock options granted to date vest and are exercisable in installments of 20 percent of the number of shares covered by the option award each year from the grant date. To the extent not exercised, installments shall accumulate and be exercisable by the optionee, in whole or in part, in any subsequent year included in the option period, but not later than ten (10) years from the grant date. Stock options have historically been granted free of charge to eligible recipients as designated by the Board of Directors.

We have a non-qualified non-employee director stock option and restricted stock plan that authorizes United Fire to grant restricted stock and non-qualified stock options to purchase 150,000 shares of United Fire’s common stock with 40,006 shares available for future issuance at December 31, 2010. The Board has the authority to determine which non-employee directors receive options and restricted stock, when options and restricted stock shall be granted, the option price, the option expiration date, the date of grant, the vesting schedule of options and restricted stock or whether the shares shall be immediately vested, the terms and conditions of options and restricted stock (other than those terms and conditions set forth in the plan) and the number of shares of common stock to be issued pursuant to an option agreement or restricted stock agreement. The Board may also take any action it deems necessary and appropriate for the administration of the plan.
The number of securities to be issued upon exercise of outstanding restricted awards and options awards and the number of securities available for future grant under our equity compensation plans at December 31, 2010, are displayed in the following table:
Equity Compensation Plan Information — 2010

			(C)
	(A)		Number of Securities
	Number of Securities	(B)	Remaining Available for
	to be Issued Upon	Weighted-Average	Future Issuance Under
	Exercise of	Exercise Price of	Equity Compensation
	Outstanding	Outstanding Stock	Plans (Excluding
	Options, Warrants	Options, Warrants	Securities Reflected in
	and Rights	and Rights	Column (A))
Equity Compensation Plans Approved by Security Holders

Nonqualified Stock Plan
Incentive Stock Options	877,994	$29.48
Restricted Stock Awards	19,464	—

Plan Total	897,458	28.84	833,495	(1)

Nonqualified Nonemployee Director Stock Option and Restricted Stock Plan	109,994	30.45	40,006	(2)

Total All Plans	1,007,452	$29.02	873,501

(1)	All of the securities remaining available for issuance under this plan may be issued as unrestricted or restricted stock, stock options or stock appreciation rights, or any combination thereof.

(2)	All of the securities remaining available for issuance under this plan may be issued as either restricted stock or stock options, or any combination thereof.
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
Section 16(a) of the Securities Exchange Act of 1934 (the “Exchange Act”), as amended, requires the Company’s directors, executive officers, and persons who own more than ten percent of a registered class of the Company’s equity securities (collectively “Reporting Persons”) to file initial reports of ownership and reports of changes in ownership of the Company’s common stock and other equity securities with the SEC. SEC regulations require us to identify in this proxy statement any Reporting Person who filed a required report late during the most recent calendar year. Based solely on our review of copies of reports filed under Section 16(a) and written representations made to us by Reporting Persons, we believe that all applicable filing requirements were complied with for the fiscal year ended December 31, 2010 with the following exceptions: due to a technical filing error, the Form 4 filed on February 24, 2010 indicating the stock options granted to Frank S. Wilkinson Jr. was filed one day late.

EXECUTIVE OFFICERS
Listed below are the names, ages as of December 31, 2010, and positions held by each of our executive officers.

Name	Age	Position
Randy A. Ramlo	49	President and Chief Executive Officer
Michael T. Wilkins	47	Executive Vice President, Corporate Administration
Dianne M. Lyons	47	Vice President and Chief Financial Officer
David E. Conner	52	Vice President and Chief Claims Officer
Barrie W. Ernst	56	Vice President and Chief Investment Officer
Michael J. Sheeley	50	Vice President and Chief Operating Officer, United Life Insurance Company
Neal R. Scharmer	54	Vice President, General Counsel and Corporate Secretary
The business experience of Randy A. Ramlo is set forth on page 13 under the caption “Director Nominees.”
Michael T. Wilkins became our Executive Vice President, Corporate Administration, in May 2007. He was our Senior Vice President, Corporate Administration, from May 2004 until May 2007, our Vice President, Corporate Administration, from August 2002 until May 2004 and the resident Vice President in our Lincoln regional office from 1998 until 2002. Prior to 1998, Mr. Wilkins held various other positions within our Company since joining us in 1985.
Dianne M. Lyons was appointed Chief Financial Officer in May 2006. She was appointed Vice President in May 2003 and served as our Controller from 1999 until May 2006. Ms. Lyons has been employed by us in the accounting department since 1983.
David E. Conner was appointed our Vice President and Chief Claims Officer, effective January 1, 2005. Mr. Conner has served in various capacities within the claims department, including claims manager and Assistant Vice President, since joining us in 1998.
Barrie W. Ernst is our Vice President and Chief Investment Officer. He joined us in August 2002. Previously, Mr. Ernst served as Senior Vice President of SCI Financial Group, Cedar Rapids, Iowa, where he worked from 1980 to 2002. SCI Financial Group was a regional financial services firm providing brokerage, insurance and related services to its clients.
Michael J. Sheeley was named Vice President and Chief Operating Officer of our life insurance subsidiary, United Life Insurance Company, in March 2011 after serving as Personal Lines Underwriting Manager from 1991 to 2011. Since joining us in 1985, Mr. Sheeley has served us in several capacities including as Commercial Underwriting Manager, Claims Supervisor and Commercial Underwriter.
Neal R. Scharmer was appointed our Vice President and General Counsel in May 2001 and Corporate Secretary in May 2006. He joined us in 1995.
EXECUTIVE COMPENSATION
COMPENSATION DISCUSSION AND ANALYSIS
The Compensation Committee of our Board of Directors is responsible for developing the philosophy and structure of compensation for, and recommending to the Board of Directors the compensation of, our named executive officers and other executive officers.

Our Named Executive Officers
Our named executive officers are: Randy A. Ramlo, President, Chief Executive Officer and principal executive officer; Dianne M. Lyons, Vice President, Chief Financial Officer and principal financial officer; Michael T. Wilkins, Executive Vice President; Barrie W. Ernst, Vice President and Chief Investment Officer; and Neal R. Scharmer, Vice President, General Counsel and Corporate Secretary.
Changes During 2010
In order to provide for a more comprehensive view of marketplace compensation practices, during 2010 our Compensation Committee began to use competitive peer group data to assist it in its executive compensation review and deliberations. The Compensation Committee selected two peer groups with the assistance of Compensation Resources, Inc. (“CRI”), which served as an independent compensation consultant to the Compensation Committee. One peer group was selected for our consolidated insurance operations and one for United Life Insurance Company.
For 2010, we eliminated the limits on term life insurance benefits for employees aged 65 and older. Previously we had limited the term life benefit for these employees to 50% of their benefit immediately prior to reaching age 65 with a maximum benefit limit of $15,000.
Changes Beginning 2011
For the 2011 benefit year, we modified our flexible benefit credits program, eliminating the service credit portion of the flexible benefit credit. Instead of a service credit, employees received a one-time adjustment to their base salary for 2011 equal to what the service credit portion of their flexible benefit credits would have been. Although the basic credit portion of the flexible benefit credits program remained unchanged for 2011, the program will be phased out entirely over the next two years. In 2011, for the 2012 benefit year, employees will receive basic credits equal to one half of what they would have received under the old benefit calculation. In 2012 for the 2013 benefit year, employees will receive no basic credits. Management is still reviewing options for replacing the flexible benefit program.
Compensation and Benefits Philosophy
The objectives of our executive compensation programs are to attract and retain qualified executive officers, assure that our compensation of executive officers is fair and reasonable and provide incentives to our executive officers that are tied to both executing a sound business strategy and achieving stockholder value.
The Compensation Committee Charter governs the Compensation Committee’s activities and sets forth its responsibilities. Some key features of that charter include:
•	The Compensation Committee must be composed of only independent directors, with a minimum of three members.
•	The Compensation Committee must conduct at least two meetings each calendar year.
•	The Compensation Committee has the resources and authority to retain and compensate any outside counsel, expert, consultant or advisor it deems appropriate and necessary.
The responsibilities and functions of the Compensation Committee that relate to compensation for executive officers and directors are as follows:
•	Annually review and recommend to the Board of Directors for approval the salaries, bonuses and other compensation for all of our named executive officers.
•	Review and discuss with management the information reported in the Compensation Discussion and Analysis section of the Company’s proxy statement, and based on the review and discussions recommend to the Board of Directors that it be included in our proxy statement and incorporated by reference in our Annual Report on Form 10-K.
•	Approve and grant, or recommend to the Board of Directors the approval and granting of stock options, restricted stock, and other types of equity-based compensation in accordance with the terms of stock option and other equity-based plans.

•	Periodically review and evaluate and report to the Board of Directors concerning the competitiveness of the Company’s executive compensation programs.
•	Annually evaluate the Compensation Committee Charter and the Compensation Committee’s performance and make such reports to the Board of Directors as it deems warranted.
When determining compensation levels for our named executive officers, the Compensation Committee considers the following principles:
•	Performance. We strive to reward performance of our executive officers by linking compensation to individual performance, company performance and, where applicable, business unit performance. Management believes that tying an individual’s compensation to these performance indicators is an important part of aligning our Company’s objectives with the personal interests of our executive officers.
•	Fairness and Reasonableness. We strive to provide compensation and benefit programs that are fair and that reasonably reward executive officers for their services without outpacing the compensation and benefits provided by comparable companies. The Compensation Committee reviews a variety of factors, including the cost of living and quality of life in the geographical areas in which the executive is located, the executive’s experience level, the responsibilities of an executive’s position, our employee-friendly culture, the desire to avoid significant compensation disparities between executive officers and all other employees, and compensation and benefits of executives of other insurance companies and other companies of comparable size and geographic scope.
•	Cost. By designing compensation programs that are cost-effective and affordable, we strive to protect the interests of our stockholders.
Our Compensation Committee and Board of Directors use a total compensation approach to executive compensation, and consider both currently-paid compensation and long-term incentive compensation to be necessary compensation tools. They award long-term incentive compensation on a discretionary basis to individuals other than our named executive officers. Currently-paid compensation, coupled with long-term incentives, provides the Compensation Committee and the Board of Directors the flexibility necessary to design an executive compensation program that they consider to be fair and appropriate.
The Compensation Committee commissioned CRI to assist it in developing peer groups and to conduct an executive compensation market study. The Compensation Committee received CRI’s market study and relied on it to assist in developing peer groups and setting 2010 salaries. As described below, CRI’s market study used both peer group data and published survey data.
CRI developed two distinct peer groups that recognized the property/casualty and life insurance marketplaces in which we compete, together with the following criteria:
•	Industry group — insurance carriers
•	Geographic location — national
•	Assets — $2.7 billion (consolidated group), $1.5 billion (life insurance segment)
•	Premium — $600 million (property / casualty insurance segment), $100 million (life insurance segment)
•	Market Capitalization — $484 million (property / casualty insurance segment)
The 2010 peer group for our consolidated insurance operations consisted of the following fifteen companies:
•	Affirmative Insurance Holdings Inc.
•	American Physicians Capital
•	Baldwin & Lyons Inc.
•	CNA Surety Corporation
•	EMC Insurance Group Inc.
•	Employers Holdings Inc.
•	Hilltop Holdings Inc.
•	Horace Mann Educators Corporation

•	Meadowbrook Insurance Group Inc.
•	Midland Company
•	National Interstate Corporation
•	Procentury Corporation
•	RLI Corporation
•	Selective Insurance Group Inc.
•	State Auto Financial Corporation
United Life Insurance Company’s 2010 peer group consisted of the following three companies:
•	Atlantic American Corporation
•	Citizens, Inc.
•	Financial Industries Corp
In addition to peer group data, the CRI study also utilized data from the following published salary surveys:
•	Benchmark Database Finance, Accounting, & Legal Survey Report©; William M. Mercer
•	Executive Assessor©; Economic Research Institute
•	Executive Compensation Review — Insurance Companies©; SNL Securities
•	Salary Survey©; National Association of Mutual Insurance Companies
•	Survey Report on Insurance Industry Management Personnel Compensation ©; Watson Wyatt
•	US Property and Casualty Insurance Compensation Survey©; William M. Mercer
•	Relevant executive compensation data from three (3) confidential published surveys
CRI’s market study determined a market consensus base salary at or near the 50th percentile of market study data for each of our named executive officers by weighting peer data to published survey data at a ratio of 2 to 1. CRI placed a greater emphasis on peer data in relation to published survey data because peer data is more representative of the companies with which we compete for executive talent.
The Compensation Committee considered CRI’s market study as one of many components used to determine overall compensation. The other factors considered by the Compensation Committee include our Company’s profitability for the year just ended, the cost of living and quality of life in the geographical areas in which the executive is located, the executive’s experience level, the responsibilities of an executive’s position, our employee-friendly culture, our existing compensation structure, and our desire to avoid significant compensation disparities between our executive officers and all other employees.
As a result of its review of executive compensation, the Compensation Committee determined that overall compensation of our executive officers should be within a range of 75 percent to 100 percent of the 50th percentile, as determined by CRI’s market study. As a result, for 2010, the Compensation Committee raised the base salaries of our executive officers within the appropriate market consensus ranges, which placed these officer’s salaries at or slightly below the market consensus base salary levels of the 50th percentile.
We have no written employment contracts or severance agreements with any of our executives. All our employees, including all of our executive officers, are “at-will” employees.
Risk Considerations
We believe that the design and objectives of our executive compensation program provides an appropriate balance of incentives for executives. The program encourages them to take appropriate risks aimed at improving Company performance and driving long-term stockholder value, while avoiding inappropriate risks. In this regard, our executive compensation program includes, among other things, the following design features:
•	A balanced mix of fixed versus variable compensation and cash-based versus equity-based compensation;
•	Variable compensation based on a variety of performance goals, including Company and, where appropriate, business unit and individual performance goals;

•	Compensation Committee discretion to vary annual incentive award amounts;
•	A balanced mix of short-term and long-term incentives;
•	Maximum award limits for annual incentive awards and equity-based compensation;
•	Additional time-based vesting requirements for equity-based compensation; and
•	Stock ownership guidelines for executive officers.
Elements of Compensation
We compensate our executive officers using direct compensation and company-sponsored benefit plans. As direct compensation, we pay base salary, performance-based cash awards, equity awards, and flexible benefit credits. Company-sponsored benefit plans include insurance plans and retirement plans. In addition, we provide perquisites to certain of our executive officers.
Direct Compensation
During 2010, direct compensation consisted of (a) base salary, (b) annual performance-based cash awards, (c) long-term equity based awards, and (d) flexible benefit credits. We pay these elements of direct compensation because we believe each of the following to be true:
•	A fair and reasonable base salary is essential to attract and retain strong management.
•	Annual performance-based cash awards recognize and reward both individual achievement and the executive’s role in our overall performance.
•	Equity-based compensation helps executives to “think like owners” and, therefore, aligns their interests with those of our stockholders.
•	Flexible benefit credits allow executives to elect benefits that correspond to their individual needs and preferences.
Base Salary
We design base salary to attract and retain experienced executives who can help us achieve our business goals. We determine an executive’s initial base salary by considering a variety of components, including the executive’s experience level, the responsibilities of the executive’s position, our existing compensation structure, compensation levels at other companies, the cost of living and quality of life in the geographical area in which the executive is located and our employee-friendly culture. In addition, to determine increases in an executive’s base salary, we consider individual performance, pertinent experience with us and increases in responsibility. We have also considered the continuing impact that Hurricane Katrina, which occurred in 2005, has had on our operating results.
•	Randy A. Ramlo — In establishing his base salary for 2010, the Compensation Committee considered the following factors when assessing Mr. Ramlo’s performance as CEO:
•	Mr. Ramlo’s performance against his goals and objectives for 2009, which included the following: attaining specified targets relating to return on equity, written premium levels, loss adjustment expenses, underwriting expense ratio, combined ratio, and average agency premium size; improving reserving processes; increasing service center business; continuing our emphasis on loss control; emphasizing life company products and attaining specified targets in the life company, including with respect to premiums, net income and return on equity; expanding use of predictive modeling; managing catastrophe exposure; and exploring acquisition opportunities.
•	Factors that could hinder the achievement of Mr. Ramlo’s goals, including the continuing soft market conditions within the insurance industry, the weak investment market environment, the continuing loss development related to Hurricane Katrina in 2005, which predates Mr. Ramlo’s tenure as CEO, and the historic flooding of our home office in 2008.

•	Our performance relative to the insurance industry.
•	Mr. Ramlo’s leadership during the relocation of the home office caused by the 2008 flood.
•	Mr. Ramlo’s growth as our President and Chief Executive Officer.
The Compensation Committee also considered CRI’s market study, the committee’s general understanding of current compensation practices, and Mr. Ramlo’s promotion from within our organization which resulted in his initial base salary substantially below his peers. Based on its overall assessment, the Compensation Committee recommended, and the Board of Directors set, Mr. Ramlo’s 2010 base salary at $405,000, a 1.25 percent increase over 2009.
•	Other Named Executive Officers — Mr. Ramlo evaluated the performance and experience of the other named executive officers and presented his assessment of their individual performance and his salary recommendation to the Compensation Committee. The Compensation Committee considered Mr. Ramlo’s recommendations along with its own evaluations when determining its compensation recommendation to the Board of Directors.
•	Dianne M. Lyons — Mr. Ramlo based his evaluation of Ms. Lyons on the following performance and experience criteria: timeliness and accuracy of financial reporting; the number and materiality of audit recommendations; the quality and efficiency of internal controls; growth in her role as Chief Financial Officer; assumption of new duties relating to our registration under the Exchange Act; assumption of new duties as liaison to our institutional investors and the investment community; and handling of our flood-related disaster cash management.
Based upon Mr. Ramlo’s report, its overall assessment of Ms. Lyons’ performance, CRI’s market study, the Compensation Committee’s general understanding of current compensation practices, and her promotion from within our organization, which resulted in her initial base salary substantially below her peers, the Compensation Committee recommended, and the Board of Directors set, Ms. Lyons’ 2010 base salary at $256,000, a 2.50 percent increase over 2009.
•	Michael T. Wilkins — Mr. Ramlo based his evaluation of Mr. Wilkins on the following performance and experience criteria: personal lines underwriting experience; the implementation and quality of our reinsurance program in general and our catastrophe coverage in particular; evaluation and analysis of our catastrophe exposure; management of our product development and rate setting functions; maintaining industry competitiveness through the use of information technology; the efficiency of our information technology operations; and growth in his role as Executive Vice President.
Based upon Mr. Ramlo’s report, its overall assessment of Mr. Wilkins’ performance, CRI’s market study, the Compensation Committee’s general understanding of current compensation practices, and his promotion from within our organization, which resulted in his initial base salary substantially below his peers, the Compensation Committee recommended, and the Board of Directors set, Mr. Wilkins’ 2010 base salary at $277,000, a 2.59 percent increase over 2009.
•	Barrie W. Ernst — Mr. Ramlo based his evaluation of Mr. Ernst on the following performance and experience criteria: management of our investment portfolio during challenging economic times; maintaining adequate return on investments to meet our ongoing financial obligations; hiring and management of various outside investment firms; and the ability to limit our exposure to below investment grade securities as identified by the National Association of Insurance Commissioners.
Based upon Mr. Ramlo’s report, its overall assessment of Mr. Ernst’s performance, CRI’s market study, and the Compensation Committee’s general understanding of current compensation practices, the Compensation Committee recommended, and the Board of Directors set, Mr. Ernst’s 2010 base salary at $255,000, a 2.00 percent increase over 2009.
•	Neal R. Scharmer — Mr. Ramlo based his evaluation of Mr. Scharmer on the following performance and experience criteria: management and settlement of claims litigation, particularly as related to catastrophe losses; negotiation and review of key vendor contracts; hiring and management of various outside legal counsel used by our Company; management of outside legal expenses incurred by our Company; and hiring, development and management of our in-house legal staff.

Based upon Mr. Ramlo’s report, its overall assessment of Mr. Scharmer’s performance, CRI’s market study, the Compensation Committee’s general understanding of current compensation practices, the fact that certain general counsel functions are currently performed by outside counsel, and his promotion from within our organization, which resulted in his initial base salary substantially below his peers, the Compensation Committee recommended, and the Board of Directors set, Mr. Scharmer’s 2010 base salary at $178,500, a 3.47 percent increase over 2009.
The following table shows the market consensus compensation for each of the named executive officers based on CRI’s market study and the 2010 base salary for each individual.
Base Salary Compared to Market Consensus — 2010

	Market
	Consensus	2010 Base
Name and Principal Position	Base Salary (1)	Salary
Randy A. Ramlo — President / Chief Executive Officer	$663,000	$405,000
Dianne M. Lyons — Vice President / Chief Financial Officer	268,000	256,000
Michael T. Wilkins — Executive Vice President	292,000	277,000
Barrie W. Ernst — Vice President / Chief Investment Officer	256,000	255,000
Neal R. Scharmer — Vice President / General Counsel / Corporate Secretary	259,000	178,500

(1)	50th percentile for named executive officers in our peer group.
Annual Performance-Based Cash Awards
We have an annual incentive plan that provides annual performance-based cash awards to all eligible Company employees. This plan links a portion of annual compensation directly to our performance. Our objective in using the annual incentive plan is to provide a strong financial incentive to all employees to achieve critical corporate and business unit goals. To measure achievement under the annual incentive plan for all eligible employees (except Mr. Ramlo), we use three performance indicators, corporate return on equity (“ROE”), business unit targets based on losses and loss settlement expenses (loss ratio), and cost center expense targets. For Mr. Ramlo, we use two performance indicators, ROE and our corporate growth rate, as measured by our property—casualty segment’s direct premiums written through our independent agencies. Each year, we establish minimum, target and maximum levels of performance for each performance indicator. After each fiscal year, we assess Company and business unit performance for each applicable performance indicator, comparing actual results to the pre-determined minimum, target and maximum performance levels. Attaining the highest level of performance in each of the three indicators would result in a cash award of 48.0 percent of base salary for Mr. Ramlo and 30.0 percent of base salary for our other named executive officers.
The Compensation Committee chose ROE as an annual incentive plan performance indicator because it believes that ROE is a good overall measure for evaluating our operating performance and that the value of our common stock is closely related to ROE performance. Accordingly, the Compensation Committee believes that achieving ROE target levels should enhance our stock value and stockholder return. In determining whether we have achieved our ROE target goal, we calculate ROE based on after-tax consolidated earnings divided by average equity. We exclude the impact of net unrealized appreciation/ depreciation from our ROE calculation so that our employees are not penalized or rewarded as a result of extraordinary fluctuations in the equity and fixed income markets.
The Compensation Committee chose corporate growth rate as an annual incentive plan performance indicator for Mr. Ramlo because growth is an important goal for any organization. The Compensation Committee believes that organizational growth is ultimately the responsibility of the CEO.

The Compensation Committee chose business unit loss ratio and cost center expense ratio as annual incentive plan performance indicators because it believes they are good measures of our underwriting performance and overall profitability. If the Company is able to keep expenses in line with guidelines established for cost center expense ratio, the Compensation Committee believes that the Company is more likely to achieve profitability and value for our stockholders. In determining whether we have achieved our business unit targets, the loss ratio is calculated by dividing direct premiums earned by direct losses incurred plus direct allocated loss settlement expenses paid. The cost center expense ratio is measured by expenses expressed as a percentage of direct written premiums.
The following table shows the 2010 performance goals for each performance indicator and the actual results for each performance indicator and relative weightings. Payments to named executive officers under our annual incentive plan were made in March 2011 for performance during 2010 and are reported in the Summary Compensation Table — 2010 under the “Non-Equity Incentive Plan Compensation” column.
Annual Incentive Plan — 2010

						Potential
						Percentage of
				2010 Annual		Total Incentive
	2010 Plan Goals			Incentive Plan		Plan Award to
	Threshold	Target	Maximum	Actual Results		Executive
Performance Indicators	(%)	(%)	(%)	(%)		(%)
Chief Executive Officer:
Return on Equity	8.00%	12.00%	16.00%	8.02	%(1)	75.00%
Corporate Growth Rate	2.50	5.00	7.50	(4.04)		25.00

Other Named Executive Officers:
Return on Equity	8.00	12.00	16.00	8.02		60.00
Business Unit Loss Ratio	60.00	52.50	45.00	59.35		20.00
Cost Center Expense Ratio	3.00	2.50	2.00	2.88		20.00

(1)	2010 Return on Equity results exclude expenses related to the acquisition of Mercer Insurance Group, Inc. for 2010.
Discretionary Performance-Based Cash Awards
At its discretion, the Board of Directors, based on a recommendation of the Compensation Committee, may award discretionary performance-based cash awards which are not tied to any specific executive compensation plan. The amount and timing of any awards is solely at the discretion of the Board of Directors. In 2010, the Board of Directors awarded discretionary performance-based cash awards to Messrs. Ramlo and Wilkins and Ms. Lyons for their work related to the acquisition of Mercer Insurance Group, Inc., that was announced on November 30, 2010.
Long-Term Equity Based Awards
The Company has an equity compensation program for our executive officers. The program utilizes our 2008 Stock Plan, approved by the stockholders in May 2008, which permits the issuance of both restricted stock and stock options, among other forms of equity compensation. The Compensation Committee believes that providing a balance of restricted stock and stock options is beneficial to us, our executives, and our stockholders. The Board of Directors grants stock options and restricted stock to executive officers to retain those executives and to provide compensation that encourages those executives to increase stockholder value. The expense related to the stock option awards is recognized in our Consolidated Financial Statements over the vesting period of the awards.
The size of awards to executives under our equity compensation program is initially tied to the executive’s base salary. Under the equity compensation program, our executive officers are assigned to one of three “tiers” with each tier receiving a proportionate share of the pool of equity awards designated annually for all program participants. The size of the awards is adjusted based on our prior year’s return on equity, so that in years when results exceed targets, our executives receive higher annual incentive awards and more equity, and in years when results attain lower targets or are not at target, the awards are reduced or eliminated.
If no awards are made under our equity compensation program, under our 2008 Stock Plan the Compensation Committee has the discretion to make discretionary awards to our executive officers. In 2010, the Compensation Committee recommended and the Board of Directors made discretionary awards of options for 3,000 shares to each of our named executive officers.

Flexible Benefit Credits
During 2010, we maintained a flexible benefit credits program for all of our employees, including our executive officers. Under this program, we allocated flexible benefit credits to each employee based on a formula that considered length of service (service credits) with us and base salary (basic credits) to arrive at each employee’s total number of flexible benefit credits. During 2010, we modified this program to begin eliminating service credits, beginning with the 2011 plan year. To offset this change, employees received a one-time adjustment to their 2011 base salary equal to what their service credit would have been for the year. The basic credit portion of the flexible benefit credits program remained unchanged for 2010, but we will phase it out over the next two years. In 2011, for the 2012 benefit year, employees will receive basic credits equal to one half of what they would have received under the old benefit calculation. In 2012, for the 2013 benefit year, employees will receive no basic credits. Management is still reviewing options for replacing the flexible benefit program.
Before the end of 2010, employees determined how to “spend” their flexible benefit credits for the 2011 benefit year. Employees allocated their credits among a variety of benefits, including supplemental life insurance, medical insurance, dental insurance, dependent life insurance, and up to one week of vacation. If the flexible benefit credits allocated to an individual employee were not enough to cover the employee’s selected benefits, the difference will be deducted from the employee’s base salary. If an employee had excess flexible benefit credits available after making the employee’s benefit elections, the employee elected to take the excess credits as direct cash compensation or contribute cash to our 401(k) plan.
This program gives each employee the opportunity to select the medical and other insurance options that meets the employee’s individual needs and preferences. Under the program, each employee may choose between three company-sponsored medical plan options or may waive medical coverage. If an employee waives medical coverage, we reduce that employee’s flexible benefit credits.
Company-Sponsored Benefit Plans
We believe the insurance and retirement benefit plans we sponsor are an important part of fair and reasonable compensation for all of our employees, including our executive officers. We design these benefit plans to attract and retain a strong employee base, to provide a measure of financial security for our employees and to assist our employees in providing for their own financial security in a manner that recognizes individual needs and preferences. We also provide these programs because we believe that employees who have a plan for health and financial security are better employees. We apply these programs equally to all employees. Our benefit plans consist of an insurance plan that provides health, vision, dental, disability and basic term life insurance coverage, and various retirement plans. These benefit plans are described below.
Insurance Plans
Our insurance package includes health, vision, dental, disability and basic term life insurance coverage. Executive officers participate in these benefits on the same basis as all of our other employees. These plans permit our employees to establish flexible spending accounts, up to statutorily prescribed maximum contribution amounts, to pay for qualifying unreimbursed medical and dependent care expenses. Beginning in 2009, we offered our employees a high deductible health insurance coverage option that allows them to establish a health savings account for the payment of deductibles and qualifying unreimbursed expenses. Employees can use their flexible benefit credits as discussed above to tailor their insurance coverage to meet their individual financial security goals and needs.
We use a schedule to provide basic term life benefits to each full-time employee based on that employee’s salary, with a maximum amount of $250,000 of coverage for employees with salaries in excess of $200,000.
We provide both short-term and long-term disability benefits to all of our employees. Employees are eligible to participate in our short-term disability program after one-half year of continuous employment. Benefits accrue under our short-term disability plan based on the number of years of service with us and then are calculated as a percentage of base salary. Short-term disability benefits terminate after six months.

Employees with one year of continuous service are eligible for our long-term disability program. Benefits under this program begin once an employee has been totally disabled for a period of six months. Benefits are calculated as a percentage of base salary. Employment with us terminates when an employee begins receiving long-term disability benefits.
Retirement Plans
We provide retirement benefits to all of our employees, including executive officers, through tax qualified retirement plans. In addition, executives employed at the vice president level or higher, are eligible to participate in a non-qualified deferred compensation plan. Benefit plan levels under all of the Company sponsored retirement plans are not tied to Company, business unit, or individual performance.
Defined Benefit Pension Plan. The United Pension Plan is a qualified defined benefit pension plan intended to supplement our employees’ retirement income and provide a measure of financial security in retirement.
Self-Funded 401(k) Investment Plan. We sponsor a 401(k) plan that allows all our employees, including executive officers, to make pre-tax contributions, up to statutorily allowed maximums, to an individual 401(k) retirement account and/or to make after-tax contributions to a Roth 401(k) retirement account. Our 401(k) plan offers a variety of investment options, including investment in our stock. Our 401(k) plan allows us to make discretionary contributions to the plan. Because we maintain and fund the defined benefit pension plan, we make no discretionary contributions to the 401(k) plan and we do not match employees’ contributions to the 401(k) plan.
Deferred Compensation Plan. We maintain a non-qualified deferred compensation plan for executives at the vice president level or higher. We use this plan to provide these executives the opportunity to plan and supplement their retirement income by deferring receipt of part of their base salary and/or annual performance-based cash award. We hold the amounts deferred by an executive in a separate account for the benefit of that executive.
Employee Stock Ownership Plan. We established the United Fire Group Employee Stock Ownership Plan (the “ESOP”) so employees could share in our growth and prosperity. This plan does not permit employee contributions. We make contributions to this plan from time to time at the discretion of management. The plan allocates contributions to plan participants on a basis determined by base salary level. All employees, including executive officers, automatically participate in this plan when they reach age 21, complete one year of service and meet minimum hourly service requirements. Newly eligible participants begin participation on the next January 1 or July 1 following eligibility. Participants are 100 percent vested in the ESOP plan after completing three years of eligible service. Because employees must be participants in this plan for three years to be fully vested, we believe this plan provides additional incentive to employees to remain with us.
Employee Stock Purchase Plan. The employee stock purchase plan is a non-qualified plan that allows all our employees, including executive officers, to purchase shares of our common stock through periodic payroll deductions of $10 or more per pay period. Plan participants can also make optional cash contributions of $10 or more in any given month to purchase additional shares. We maintain this plan to provide an opportunity for employees to invest in our stock. We believe that employees who own our stock will be more likely to execute our business strategies to achieve stockholder value.
Perquisites
We do not rely upon perquisites as a method of providing significant compensation to any of our employees, preferring instead to use direct compensation and benefit plans. We provide only those perquisites that are related to our business or that we believe are necessary to attract and retain key executive personnel.
For security reasons, during 2010 our Board of Directors required Mr. Ramlo to use our corporate aircraft for business travel whenever it was practical to do so. We expect our other executive officers to use our corporate aircraft for business travel whenever it is reasonable to do so. During 2010, we permitted Mr. Ramlo and his family to use our corporate aircraft for personal travel. Under Internal Revenue Service regulations, we report the value of their personal use of the corporate aircraft as ordinary income. We increased Mr. Ramlo’s cash compensation to pay the income taxes associated with his and his family’s personal aircraft usage.

During 2010, we paid one-half of the monthly country club dues for Mr. Ramlo, Ms. Lyons, Mr. Wilkins and Mr. Ernst. We provided this benefit to these named executive officers because they used the country club for business entertainment on our behalf.
The Annual Compensation Process
Role of Management
Our Chief Executive Officer has a key role in determining compensation levels for all executive officers other than his own. He directs the collection and compilation of data for consideration by the Compensation Committee. Guided by the principles discussed under “Compensation and Benefits Philosophy,” our Chief Executive Officer:
•	Identifies appropriate performance measures and recommends to the Compensation Committee performance targets to determine annual and long-term incentive awards.
•	Using CRI’s market study, develops compensation guidelines for each executive position.
•	Based on CRI’s market study and on our performance, annually recommends to the Compensation Committee the base salary and long-term incentive awards for each executive position.
•	Briefs each executive on the guidelines established for that executive’s position.
Role of the Compensation Committee and the Board of Directors
The Compensation Committee and the Board of Directors refer to the principles discussed under “Compensation and Benefits Philosophy” to guide them in determining and implementing compensation programs for our executive officers. For executive officers other than our Chief Executive Officer, the Compensation Committee receives and reviews the recommendation of management as described above and makes recommendations to the full Board of Directors. The full Board of Directors then acts on these recommendations to set the compensation of our executive officers.
The Compensation Committee and the Board of Directors take the following steps to approve the compensation of our Chief Executive Officer:
•	The Compensation Committee, with the occasional assistance of CRI, identifies appropriate performance measures.
•	The Compensation Committee considers the various components of compensation discussed under the headings Compensation and Benefits Philosophy and Base Salary, above, and reviews data provided by CRI’s market study. Based on that consideration and review, it annually recommends to the full Board of Directors the base salary and long-term incentive awards for our Chief Executive Officer.
•	The full Board of Directors reviews and considers the proposals of the Compensation Committee and makes its final determination based on what it believes to be in the best interests of the Company and our stockholders.
Role of Independent Consultants
Under its charter, the Compensation Committee has the authority to employ the services of outside advisors to assist in carrying out its duties. During 2010, the Compensation Committee engaged CRI to advise it on executive compensation matters. CRI provided its services related to executive compensation and reported directly to the Compensation Committee. Management did not participate in the selection process or recommend CRI, and management does not participate in specific matters assigned to CRI by the Compensation Committee. Although particular assignments may vary, compensation consultant engagements by the Compensation Committee have generally included:
•	Reviewing and advising on all principal aspects of executive and non-employee director compensation, including base salaries and annual incentive awards for executive officers, and cash compensation and equity awards for non-employee directors.

•	Reviewing and advising on target performance payout levels and the design of our annual incentive plan.
•	Providing advice on executive and director compensation matters as requested by the Compensation Committee.
•	Reviewing and advising on the equity compensation program and the 2008 Stock Plan.
The Compensation Committee engaged CRI during 2010 to assist it in developing peer groups, to conduct an executive market study, and to advise the Compensation Committee generally on executive compensation matters.
CRI also assists our human resources department with, among other things, structuring various compensation programs that are available to all of our employees. To maintain the independence of the CRI employee who provides services to the Compensation Committee, during 2010 this individual did not provide any other services to us. Furthermore, the Compensation Committee requires the following:
•	The individual who provides consulting services to the Compensation Committee shall not provide any other services to us.
•	The individual who provides services to the Compensation Committee shall report only to the committee, shall not provide reports to our human resources department or to management, and shall not meet with our human resources department or management.
•	The individual who provides services to the Compensation Committee shall keep confidential and separate from management all information provided by or to the Compensation Committee.
The fees charged by CRI for work done on behalf of our human resources department during 2010 did not rise to the level requiring disclosure under Item 407(e)(3)(iii) of Regulation S-K of the Exchange Act, as amended.
Executive Officers as Stockholders
We believe that ownership of our common stock by our executive officers promotes the alignment of their interests with those of our Company and our stockholders. A Board of Directors’ policy sets forth guidelines for stock ownership by our executive officers. The goal of these guidelines is to have our executive officers hold a meaningful stake in our Company.
The following table shows the number of shares targeted by the guidelines to be owned by our named executive officers, as well as the share ownership by each of our named executive officers as of the record date.

			Number of Shares of
		Target Number of Shares	Common Stock
		of Common Stock to	Beneficially Held at		Target Date Shares are to
Name	Tier (1)	be Beneficially Held	Record Date		be Beneficially Held by
Randy A. Ramlo	3	24,063	46,107		December 31, 2012
Dianne M. Lyons	2	11,602	27,892		December 31, 2012
Michael T. Wilkins	2	12,375	28,533	(2)	December 31, 2012
Barrie W. Ernst	1	8,319	33,684		December 31, 2012
Neal R. Scharmer	1	5,523	14,801		December 31, 2012

(1)	Equity ownership targets for Mr. Ramlo as a Tier 3 executive were calculated as the number of shares equal to two times his base salary on January 1, 2008 divided by the closing price of our common stock on January 1, 2008. Equity ownership targets for executive officers in Tier 2 were calculated as the number of shares equal to one and one half times their base salary on January 1, 2008 divided by the closing price of our common stock on January 1, 2008. Equity ownership targets for executive officers in Tier 1 were calculated as the number shares equal to their base salary on January 1, 2008 divided by the closing price of our common stock on January 1, 2008.

(2)	The number of shares reported in this table as beneficially held by Mr. Wilkins excludes 202,058 shares held by the United Pension Plan and 232,532 held by the United Fire Employee Stock Option Plan that are attributed to Mr. Wilkins according to SEC beneficial ownership rules as co-trustee of these plans. Mr. Wilkins disclaims beneficial ownership of the shares held by these two plans that are not specifically allocated for his benefit.

REPORT OF THE COMPENSATION COMMITTEE
March 2011
The Compensation Committee has reviewed and discussed with management the “Compensation Discussion and Analysis” required by Item 402(b) of Regulation S-K and, based on such review and discussions, the Compensation Committee recommended to the Board of Directors that the “Compensation Discussion and Analysis” be included in the Company’s annual proxy statement and incorporated by reference in the Company’s Annual Report on Form 10-K for the year ended December 31, 2010.
Compensation Committee
Frank S. Wilkinson Jr., Chair
Christopher R. Drahozal
Casey D. Mahon
James W. Noyce
Mary K. Quass

Summary Compensation Table — 2010

							Change in
							Pension
							Value and
							Nonqualified
						Non-Equity	Deferred
				Stock	Option	Incentive Plan	Compensation	All Other
		Salary	Bonus	Awards	Awards	Compensation	Earnings	Compensation	Total
Name and Principal Position	Year	($)	($) (1)	($)	($) (2)(3)	($) (4)	($) (5)	($) (6)	($)
Randy A. Ramlo	2010	$405,000	$40,000	$—	$32,636	$72,900	$10,660	$21,489	$582,685
President / Chief Executive Officer	2009	400,000	—	—	—	—	13,109	9,882	422,991
	2008	350,000	—	131,012	128,593	—	14,093	10,930	634,629
Dianne M. Lyons	2010	255,500	30,000	—	32,636	38,325	15,337	8,203	380,001
Vice President / Chief Financial Officer	2009	250,000	—	—	—	12,500	15,008	8,310	285,818
	2008	225,000	—	71,908	70,591	11,250	13,587	8,141	400,477
Michael T. Wilkins	2010	276,000	30,000	—	32,636	41,400	11,309	8,203	399,548
Executive Vice President	2009	270,000	—	—	—	13,500	12,112	8,310	303,922
	2008	240,000	—	77,324	75,891	12,000	12,555	8,141	425,911
Barrie W. Ernst	2010	255,000	—	—	32,636	38,250	5,789	9,236	340,911
Vice President / Chief Investment Officer	2009	250,000	—	—	—	12,500	4,844	8,254	275,598
	2008	242,000	—	64,988	63,794	12,100	4,186	8,141	395,209
Neal R. Scharmer	2010	177,500	—	—	32,636	21,300	5,235	7,570	244,241
Vice President / General Counsel /	2009	172,500	—	—	—	—	4,952	8,310	185,762
Corporate Secretary	2008	160,675	—	42,389	41,600	—	4,583	8,141	257,388

(1)	Amounts in this column represent discretionary bonuses received by the named executive officers based on performance related to the acquisition of Mercer Insurance Group, Inc.

(2)	Amounts in this column represent the aggregate grant date fair value for options issued during 2010, calculated in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation — Stock Compensation. To calculate these amounts we use the Black-Scholes option pricing model. This model estimates the fair value of traded options, which have different characteristics than employee stock options. Changes to the subjective assumptions used in the model can result in materially different fair value estimates. For a discussion of valuation assumptions used, see Note 10 to the Consolidated Financial Statements included in our Company’s Annual Report on Form 10-K for the year ended December 31, 2010.

(3)	Option awards represented in this column vest 20 percent each year for five years beginning with the first anniversary of the grant date; unvested options are subject to forfeiture until vested.

(4)	All employees are eligible to participate in our annual performance based cash award plan if they (a) have worked for us for at least twelve months, (b) have 1,000 hours of service during the calendar year and (c) are in our employ at the time the cash awards for that year are paid. Employees who otherwise would be eligible to participate who retire during the calendar year receive payments under this plan prorated to the date of their retirement. The amounts shown in this column are those amounts earned by the executive for the year shown. These amounts were determined and paid in the subsequent year. For example, any non-equity incentive plan awards shown for 2010 were earned in 2010, but determined and paid in 2011.

(5)	The amount in this column for Mr. Ramlo represents $10,343 in accrued pension benefit and $317 in above market deferred compensation earnings. The amount in this column for Ms. Lyons represents $15,190 in accrued pension benefit and $147 in above market deferred compensation earnings. The amount in this column for Mr. Ernst represents $4,648 in accrued pension benefit and $1,141 in above market deferred compensation earnings. Because they do not participate in our deferred compensation plan, the amounts in this column for Messrs. Wilkins and Scharmer represent only accrued pension benefit. Amount shown in this column for 2009 and 2008 for Messrs. Ramlo and Ernst and Ms. Lyons have been restated to include only above market earnings.

(6)	See the “All Other Compensation Detail” table on the following page.

The following table provides a detailed breakdown of the “All Other Compensation” figures appearing in the Summary Compensation Table — 2010.
All Other Compensation Detail — 2010

		Perquisites and Personal Benefits (1)
			Personal		Other Compensation
		Country	Travel on		Flexible		Life
		Club	Company	Tax	Benefit	ESOP	Insurance
		Membership	Aircraft	Gross-ups	Credits	Allocation	Premiums	Total
	Year	($) (2)	($)	($)	($)	($)	($)	($)
Randy A. Ramlo	2010	$3,537	$6,670	$3,079	$7,273	$630	$300	$21,489
	2009	—	—	1,572	7,092	918	300	9,882
	2008	—	—	2,790	6,917	924	300	10,931
Dianne M. Lyons	2010	—	—	—	7,273	630	300	8,203
	2009	—	—	—	7,092	918	300	8,310
	2008	—	—	—	6,917	924	300	8,141
Michael T. Wilkins	2010	—	—	—	7,273	630	300	8,203
	2009	—	—	—	7,092	918	300	8,310
	2008	—	—	—	6,917	924	300	8,141
Barrie W. Ernst	2010	—	—	1,033	7,273	630	300	9,236
	2009	—	—	—	7,092	918	300	8,310
	2008	—	—	—	6,917	924	300	8,141
Neal R. Scharmer	2010	—	—	—	6,856	474	240	7,570
	2009	—	—	—	6,544	671	240	7,455
	2008	—	—	507	6,294	671	240	7,712

(1)	If the total of perquisites and personal benefits received by an executive in a given year, except for tax gross-ups, does not exceed $10,000, no amount for perquisites and personal benefits is shown in this table for that year for that executive.

(2)	Because insurance is a relationship-driven business, we pay one half of annual country club dues for Messrs. Ramlo, Wilkins and Ernst and Ms. Lyons to provide a facility for business entertainment.
GRANTS OF PLAN-BASED AWARDS
The Board of Directors has adopted a written policy regarding the issuance of options under the 2008 Stock Plan. This policy provides that all options shall be issued at regularly scheduled meetings of the Board of Directors and that the exercise price for options issued under the 2008 Stock Plan shall be the closing market price on the option grant date.
Options granted to our named executive officers by our Board of Directors under the 2008 Stock Plan have the following characteristics:
•	Options vest 20 percent each year on the first five anniversaries of the grant date. Options vest immediately if we enter into an agreement to dispose of all or substantially all of our assets or capital stock. Under the 2008 Stock Plan, the Board of Directors also has authority to accelerate vesting of stock options at their discretion.

•	Options expire on the sooner of:
•	Ten years after the date on which they are granted;

•	One year after the termination of employment for reason of death or disability; or

•	30 days after the termination of employment for any reason other than death or disability, unless extended by the Board of Directors for up to one year after termination of employment.
•	The exercise price is the closing market price for our common stock on the option grant date.

The following table shows the plan-based awards granted to the named executive officers during 2010.
Grants of Plan-Based Awards — 2010

							All Other
							Option
							Awards:	Exercise	Grant Date
							Number of	or Base	Fair Value
				Estimated Future Payouts under			Securities	Price of	of Stock
				Non-Equity Incentive Plan Awards			Underlying	Option	and Option
		Grant		Threshold	Target	Maximum	Options	Award	Awards
Name	Plan Name	Date		($) (1)	($) (2)	($) (3)	(#) (4)	($ / Sh)	($) (5)
Randy A. Ramlo	2008 Stock Plan	5/19/2010					3,000	$22.42	$32,636
	Annual Incentive Plan	N/A	(6)	$97,200	$162,000	$194,400
Dianne M. Lyons	2008 Stock Plan	5/19/2010					3,000	22.42	$32,636
	Annual Incentive Plan	N/A	(6)	38,325	63,875	76,650
Michael T. Wilkins	2008 Stock Plan	5/19/2010					3,000	22.42	$32,636
	Annual Incentive Plan	N/A	(6)	41,400	69,000	82,800	—
Barrie W. Ernst	2008 Stock Plan	5/19/2010					3,000	22.42	$32,636
	Annual Incentive Plan	N/A	(6)	38,250	63,750	76,500	—
Neal R. Scharmer	2008 Stock Plan	5/19/2010					3,000	22.42	$32,636
	Annual Incentive Plan	N/A	(6)	26,625	44,375	53,250	—

(1)	We estimate the amounts shown in this column by assuming the achievement of threshold levels for all applicable performance indicators used in our Annual Incentive Plan and by multiplying 2010 base salary by 24 percent for Mr. Ramlo and 15 percent for Ms. Lyons and Messrs. Wilkins, Ernst and Scharmer.

(2)	We estimate the amounts shown in this column by assuming the achievement of target levels for all applicable performance indicators used in our Annual Incentive Plan and by multiplying 2010 base salary by 40 percent for Mr. Ramlo and 25 percent for Ms. Lyons and Messrs. Wilkins, Ernst and Scharmer.

(3)	We estimate the amounts shown in this column by assuming the achievement of maximum levels for all applicable performance indicators used in our Annual Incentive Plan and by multiplying 2010 base salary by 48 percent for Mr. Ramlo and 30 percent for Ms. Lyons and Messrs. Wilkins, Ernst and Scharmer.

(4)	Option awards represented in this column vest 20 percent each year for five years beginning with the first anniversary of the grant date; unvested options are subject to forfeiture until vested.

(5)	Amounts in this column represent the aggregate grant date fair value for options issued during 2010, calculated in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation — Stock Compensation. To calculate these amounts we use the Black-Scholes option pricing model. This model estimates the fair value of traded options, which have different characteristics than employee stock options. Changes to the subjective assumptions used in the model can result in materially different fair value estimates. For a discussion of valuation assumptions used, see Note 10 to the Consolidated Financial Statements included in our Company’s Annual Report on Form 10-K for the year ended December 31, 2010.

(6)	There is no specific grant date for awards under our Annual Incentive Plan. We pay awards based on our 2010 performance during the first quarter of 2011. Actual 2010 results for our Annual Incentive Plan may be found in the table on page 37 of this proxy statement. Actual amounts paid to each named executive officer under our Annual Incentive Plan for 2010 are shown in the Summary Compensation Table — 2010 on page 43 of this proxy statement.

The following table details the outstanding equity awards held by each of our named executive officers as of December 31, 2010.
Outstanding Equity Awards at Fiscal Year-End — 2010

	Option Awards					Stock Awards
	Number of Securities						Market Value of
	Underlying	Number of Securities	Option			Number of Shares or	Shares or Units of
	Unexercised Options	Underlying	Exercise	Option		Units of Stock That	Stock That Have Not
	Exercisable	Unexercised Options	Price	Epiration		Have Not Vested	Vested
Name	(#)	Unexercisable (#)	($ / Sh)	Date		(#) (1)	($)
Randy A. Ramlo						3,919	$131,012
	2,000	—	$15.16	2/15/2012
	2,000	—	15.85	2/21/2013
	4,000	—	21.66	2/20/2014
	5,000	—	32.39	2/18/2015
	8,000	2,000	39.13	2/17/2016	(2)
	9,000	6,000	35.23	2/16/2017	(3)
	5,736	8,604	33.43	5/21/2018	(4)
	—	3,000	22.42	5/19/2020	(5)
Dianne M. Lyons						2,151	71,908
	400	—	15.16	2/15/2012
	1,600	—	15.85	2/21/2013
	2,400	—	21.66	2/20/2014
	5,000	—	32.39	2/18/2015
	4,000	1,000	39.13	2/17/2016	(2)
	6,000	4,000	35.23	2/16/2017	(3)
	3,149	4,723	33.43	5/21/2018	(4)
	—	3,000	22.42	5/19/2020	(5)
Michael T. Wilkins						2,313	77,324
	200	—	17.70	8/1/2012
	400	—	15.85	2/21/2013
	1,600	—	21.66	2/20/2014
	5,000	—	32.39	2/18/2015
	4,000	1,000	39.13	2/17/2016	(2)
	6,000	4,000	35.23	2/16/2017	(3)
	3,385	5,078	33.43	5/21/2018	(4)
	—	3,000	22.42	5/19/2020	(5)
Barrie W. Ernst						1,944	64,988
	12,000	—	17.70	8/1/2012
	2,000	—	15.85	2/21/2013
	2,000	—	21.66	2/20/2014
	2,500	—	32.39	2/18/2015
	2,000	500	39.13	2/17/2016	(2)
	3,000	2,000	35.23	2/16/2017	(3)
	2,846	4,268	33.43	5/21/2018	(4)
	—	3,000	22.42	5/19/2020	(5)
Neal R. Scharmer						1,268	42,389
	400	—	15.85	2/21/2013
	2,000	—	21.66	2/20/2014
	2,500	—	32.39	2/18/2015
	2,000	500	39.13	2/17/2016	(2)
	3,000	2,000	35.23	2/16/2017	(3)
	1,856	2,783	33.43	5/21/2018	(4)
	—	3,000	22.42	5/19/2020	(5)

Table footnotes appear on the following page.

(1)	The shares of restricted stock represented in this column vest, subject to certain conditions, on 05/21/2013.

(2)	The unexercisable portion of these options vests in full on 02/17/2011.

(3)	The unexercisable portion of these options vests one-half each on 02/16/2011 and 02/16/2012.

(4)	The unexercisable portion of these options vests one-third each on 05/21/2011, 05/21/2012 and 05/21/2013.

(5)	The unexercisable portion of these options vests one-fifth each on 05/19/2011, 05/19/2012, 05/19/2013, 05/19/2014 and 05/19/2015.
OPTION EXERCISES AND STOCK AWARD VESTING
There were no stock options exercised by the named executive officers during 2010. No stock awards held by the named executive officers vested during 2010.
PENSION BENEFITS
The following Pension Benefits table reports the present value of the annual defined benefit payable for each named executive officer under our United Pension Plan. The present value is based on the retirement benefit formula for the compensation levels and years of service of those officers.
Pension Benefits — 2010

			Present Value	Payments
		Number of Years	of Accumulated	During Last
		Credited Service	Benefits	Fiscal Year
Name	Plan Name	(#)	($)	($)
Randy A. Ramlo	United Pension Plan	27	$475,902	$—
Dianne M. Lyons	United Pension Plan	27	407,682	—
Michael T. Wilkins	United Pension Plan	25	375,727	—
Barrie W. Ernst	United Pension Plan	8	199,711	—
Neal R. Scharmer	United Pension Plan	16	232,107	—
All of our employees who are 21 years of age and older automatically participate in the pension plan after completing one year of employment and 1,000 hours of service to us. Once eligibility criteria are met, the employee participates in the plan on the next January 1 or July 1. Employees become 100 percent vested in the plan after completing five years of service. Plan benefits equal 1.25 percent of an employee’s five year average annual compensation, plus .5 percent of average annual compensation in excess of covered compensation, multiplied by the lesser of years of service or 35 years. Covered compensation is determined by reference to the Social Security taxable wage base. Average annual compensation means annual compensation, averaged over the period of five consecutive years of service that produces the highest average. In most cases, the five year measurement period is the last five years of full-time employment prior to retirement. The pension plan uses only salary to determine the average annual compensation. Under federal law, for 2010 the maximum salary that can be considered is $245,000.
The normal form of payment under the pension plan is a joint and 50 percent survivor annuity for a participant who is married on the annuity starting date and a life annuity for a participant who is unmarried on the annuity starting date. Participants may elect to receive a monthly pension over the participant’s life or a term of up to 20 years or, if the actuarial equivalent of the annuity is $10,000 or less, in the form of a lump sum cash payment. The amount of monthly pension benefits varies depending upon the term of payments elected by the participant, but the payments are in each case the actuarial equivalent of the normal form of payment.
Normal retirement age under the pension plan is 65; the earliest time a participant may retire under the pension plan without any benefit reduction due to age. The earliest age a participant may retire under the plan and still receive benefits is age 55. Participants electing early retirement with at least 20 year of service to us receive a reduction in benefits of 6 percent for each year the participant retires after age 55 and before age 60, and a reduction of benefits of 4 percent for each year the participant retires after age 60 and before age 65. If a participant elects early retirement with less than 20 years of service to us, then the participant’s reduction in benefits is based on an actuarial calculation. Of our named executive officers, only Mr. Ernst is currently eligible for early retirement under the pension plan.

NON-QUALIFIED DEFERRED COMPENSATION
The following table provides information about the participation by each of our named executive officers in the United Fire & Casualty Company Non-Qualified Deferred Compensation Plan.
Non-Qualified Deferred Compensation — 2010

	Executive	Aggregate	Aggregate	Aggregate
	Contributions	Earnings	Withdrawals /	Balance at
	in 2010	in 2010	Distributions	12/31/2010
Name	($) (1)	($)	($)	($)
Randy A. Ramlo	$10,000	$1,230	$—	$27,993
Dianne M. Lyons	6,750	570	—	13,817
Michael T. Wilkins	—	—	—	—
Barrie W. Ernst	8,750	4,391	—	85,559
Neal R. Schamer	—	—	—	—

(1)	All amounts reported in this column were reported as part of either “Base Salary” or “Non-Equity Incentive Plan Compensation” reported in the Summary Compensation Table — 2010 on page 43 of this proxy statement.
The deferred compensation plan permits our executives at the vice president level or higher the opportunity to save a portion of their direct compensation for retirement. Executives must make a deferral election at least six months prior to the end of the year for the following year or, for newly eligible executives, within 30 days of attaining eligible status. We do not make contributions to the deferred compensation plan.
Under the deferred compensation plan, we credit amounts deferred to notational accounts for the deferring executive. We determine the interest rate credited on these notational accounts annually, based on a reasonable rate of return, using the rate of return on our own investment portfolio as a guide.
We pay the deferred amounts to the executive upon termination of employment for any reason after the executive reaches age 59 1/2. The executive may elect to receive the benefits in monthly installments adjusted for gains or losses over a 10-year period. An executive with less than five years of service who defers compensation under this plan forfeits 60 percent of the deferred amounts if that executive terminates employment prior to attaining age 59 1/2. An executive with at least five years of service but less than ten years of service who defers compensation under this plan forfeits 30 percent of the deferred amounts if that executive terminates employment prior to attaining age 59 1/2. An executive becomes fully vested in amounts deferred under our deferred compensation plan when the executive has attained ten years of service or reached age 59 1/2. If the executive dies or becomes disabled while employed by us, we will pay the plan benefits as directed by the executive. The amounts deferred are subject to our creditors. Because an executive has a risk of forfeiture upon termination of employment prior to age 59 1/2, we believe this plan is an important tool to retain our executive officers.
The deferred compensation plan requires us to make payments to the deferring executive in a single lump sum or in annual installments over a period of years selected by the executive, not to extend beyond the year in which the participant reaches age 75.
POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL
We employ all of our employees, including our named executive officers, “at will,” without employment contracts or severance agreements. We do not have a pre-defined involuntary termination severance plan or policy for employees, including the named executive officers. Upon the termination of employment for any reason, our named executive officers will receive compensation and benefits pursuant to the same plans and arrangements that are available generally to all salaried employees. Such plans and arrangements do not discriminate in scope, terms or operation in favor of our named executive officers. The information in the following table describes the compensation that would be payable under specific circumstances if our named executive officers’ employment had terminated on December 31, 2010.

Potential Payments Upon Termination Or Change In Control — 2010

			Early	Change in
	Death	Disability	Retirement (1)	Control
Randy A. Ramlo
Defined Benefit Pension Plan (2)	$—	$432,973	$—	$94,977
Annual Incentive Plan (3)(4)	72,900	—	72,900	72,900
Stock Option Awards (5)(6)	29,900	29,900	29,900	29,900
Restricted Stock Awards (7)	—	—	—	—
Employee Stock Ownership Plan (8)	35,137	35,137	35,137	35,137
Deferred Compensation Plan (9)	27,993	27,993	27,993	27,993

Total Payable:	$165,930	$526,003	$165,930	$260,907

Dianne M. Lyons
Defined Benefit Pension Plan (2)	$—	$332,571	$—	$84,581
Annual Incentive Plan (3)(4)	38,325	—	38,325	38,325
Stock Option Awards (5)(6)	14,800	14,800	14,800	14,800
Restricted Stock Awards (7)	—	—	—	—
Employee Stock Ownership Plan (8)	27,695	27,695	27,695	27,695
Deferred Compensation Plan (9)	13,817	13,817	13,817	13,817

Total Payable:	$94,637	$388,883	$94,637	$179,219

Michael T. Wilkins
Defined Benefit Pension Plan (2)	$—	$331,138	$—	$83,220
Annual Incentive Plan (3)(4)	41,400	—	41,400	41,400
Stock Option Awards (5)(6)	4,568	4,568	4,568	4,568
Restricted Stock Awards (7)	—	—	—	—
Employee Stock Ownership Plan (8)	36,878	36,878	36,878	36,878
Deferred Compensation Plan (9)	—	—	—	—

Total Payable:	82,846	372,584	82,846	166,066

Barrie W. Ernst
Defined Benefit Pension Plan (2)	$6,263	$201,108	$12,525	$12,525
Annual Incentive Plan (3)(4)	38,250	—	38,250	38,250
Stock Option Awards (5)(6)	69,700	69,700	69,700	69,700
Restricted Stock Awards (7)	—	—	—	—
Employee Stock Ownership Plan (8)	7,582	7,582	7,582	7,582
Deferred Compensation Plan (9)	59,891	59,891	59,891	59,891

Total Payable:	181,686	338,281	187,948	187,948

Neal R. Scharmer
Defined Benefit Pension Plan (2)	$—	$227,007	$—	$37,567
Annual Incentive Plan (3)(4)	21,300	—	21,300	21,300
Stock Option Awards (5)(6)	14,260	14,260	14,260	14,260
Restricted Stock Awards (7)	—	—	—	—
Employee Stock Ownership Plan (8)	16,129	16,129	16,129	16,129
Deferred Compensation Plan (9)	—	—	—	—

Total Payable:	51,689	257,396	51,689	89,256

Table footnotes appear on the following page.

(1)	At December 31, 2010, none of the named executive officers had achieved normal retirement age under our benefit plans.

(2)	Amounts in this row represent the amount that would have been payable to the named executive officer under the four termination scenarios shown. Any death benefits shown under the defined benefit pension plan are paid as an actuarial equivalent, joint and survivor annuity based on the named executive officer’s accrued early retirement benefit. Disability benefits shown represent a lump sum payable to the named executive officer. Any early retirement benefits shown represent annualized monthly life annuity payments payable to the named executive officer. The change in control benefit shown for Mr. Ernst represents an annualized monthly life annuity payment. The change in control benefits shown for Messrs. Ramlo, Scharmer and Wilkins and Ms. Lyons represent the vested annualized monthly life annuity payments payable to these individuals upon his or her normal retirement.

(3)	Upon termination of employment other than for death or retirement, a named executive officer participating in the annual incentive plan will receive payment under the plan for a particular year only if the officer was employed on the date the incentive plan payment is paid, typically in March of the following year.

(4)	If the annual incentive plan were terminated due to a change in control, subject to Company approval, a named executive officer would become vested in pro-rated amounts accrued under the plan up to the date of termination.

(5)	Upon termination of employment for any reason, all unvested options expire. The Board of Directors may, in its discretion, accelerate the vesting of unvested options. Amounts shown in this column are calculated using the fair market value of the stock underlying in-the-money vested options and in-the-money unvested options that would have become exercisable on December 31, 2010 if the Board of Directors had accelerated all unvested options. Upon termination of employment due to death or disability, all unexercised vested options remain exercisable up to one year from the date of death or disability or the expiration date of the grant, whichever is earlier. Upon termination of employment for any reason other than death or disability, all unexercised vested options remain exercisable up to 30 days after termination or the option expiration date, whichever occurs first.

(6)	Upon a change in control, all unvested options become exercisable. Amounts shown in this column assume acceleration of all unvested options and are calculated using fair market value of the stock underlying in-the-money vested options and in-the-money unvested options that would have become exercisable because of a change in control.

(7)	In the event of death, disability, retirement or a change in control, none of the restricted stock shares previously issued to any of our named executive officers would have vested as of December 31, 2010.

(8)	Upon termination of employment due to death, disability, retirement or a change in control, named executive officers with five years of eligible service become vested in and entitled to the accumulated benefit maintained by the ESOP on their behalf. Amounts shown in this column reflect the accumulated ESOP benefit for each named executive officer as of December 31, 2010.

(9)	Upon termination of employment, a named executive officer will receive a distribution of all amounts deferred under the plan (including earnings on the amounts deferred) in which the named executive officer is vested. Named executive officers are vested 40 percent if they have less than five years of service, 70 percent if they have five or more and less than ten years of service, and 100 percent if they have ten years of service. Notwithstanding the foregoing, named executive officers are 100 percent vested upon reaching age 59 1/2, becoming disabled before payments begin, or upon a change in control of United Fire or a change in ownership of a substantial portion of our assets. Mr. Ramlo and Ms. Lyons are 100 percent vested in the amounts they have deferred under the plan. Mr. Ernst is 70 percent vested in the amounts he has deferred under the plan. Messrs. Scharmer and Wilkins do not participate in the deferred compensation plan.
DIRECTOR COMPENSATION
We have designed the compensation of our directors to attract and retain qualified directors and to align director compensation with the interests of our stockholders. The Compensation Committee is responsible for making recommendations to the Board of Directors regarding compensation plans and the elements of director compensation. In the past, the Compensation Committee has engaged CRI as its independent outside compensation consultant to provide information and advice regarding director compensation. The Compensation Committee did not engage CRI to provide director compensation advice or information during 2010.
During 2010, all non-employee directors received a yearly base retainer for service on our Board of Directors. The Chairman of our Board of Directors, Vice Chairman of our Board of Directors, and the chairpersons of the standing committees of our Board of Directors each received an additional retainer for their service as chairperson. In addition, non-employee directors receive attendance fees for their attendance at meetings of the Board of Directors and committees. We also reimburse direct expenses, such as travel expenses, incurred by non-employee directors to attend meetings of the Board of Directors and committees. During 2010, based upon the recommendation of the Compensation Committee, the Board of Directors approved the issuance under our Non-Qualified Non-Employee Director Stock Option and Restricted Stock Plan of options for 2,727 shares of our common stock to each non-employee director.

The following table shows the fee structure and retainers paid to our non-employee directors during 2010.

Base Annual Retainer — All Directors	$25,000
Additional Annual Retainer — Chairman	$50,000
Additional Annual Retainer — Vice Chairman	$20,000
Additional Annual Retainer — Audit Committee	$15,000
Additional Annual Retainer — Compensation Committee, Nominating & Governance Committee, Investment Committee, and Risk Management Committee Chairs	$10,000
Board Meeting Attendance — Regular	$2,000	/ each meeting
Board Meeting Attendance — Unscheduled Major Meeting (1)	$1,000	/ each meeting
Board Meeting Attendance — Unscheduled Meeting	$500	/ each meeting
Committee Meeting Attendance — Audit Committee	$1,000	/ each meeting
Committee Meeting Attendance — All Other Committees	$500	/ each meeting
Reimbursement for travel and other expenses related to service as a director		As incurred

(1)	As jointly designated by our Chief Executive Officer and the Chair of our Compensation Committee.
The following table shows individual non-employee director compensation during 2010.
Non-Employee Director Compensation — 2010

	Fees Earned or			All Other		Total
	Paid in Cash	Option Awards		Compensation		Compensation
Name	($)	($) (1)(2)		($)		($)
Christopher R. Drahozal	$42,500	$29,733	(3)	$—		$72,233
Jack B. Evans	98,000	29,733	(4)	—		127,733
Thomas W. Hanley	56,000	29,733	(3)	—		85,733
Douglas M. Hultquist	51,000	29,733	(5)	—		80,733
Casey D. Mahon	39,500	29,733	(6)	—		69,233
George D. Milligan	56,500	29,733	(3)	—		86,233
James W. Noyce	42,000	29,733	(7)	—		71,733
Mary K. Quass	39,000	29,733	(8)	—		68,733
John A. Rife	59,500	29,733	(9)	80,299	(10)	169,532
Kyle D. Skogman	58,000	29,733	(11)	—		87,733
Frank S. Wilkinson Jr.	50,500	29,733	(12)	—		80,233

(1)	Option awards represented in this column vest 20 percent each year for five years on the anniversary of the grant date and are subject to forfeiture until vested.

(2)	Amounts in this column represent the aggregate grant date fair value for options issued during 2010, calculated in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation — Stock Compensation. To calculate these amounts we use the Black-Scholes option pricing model. This model estimates the fair value of traded options, which have different characteristics than employee stock options. Changes to the subjective assumptions used in the model can result in materially different fair value estimates. For a discussion of valuation assumptions used, see Note 10 to the Consolidated Financial Statements included in our Company’s Annual Report on Form 10-K for the year ended December 31, 2010.

(3)	Aggregate options outstanding at 12/31/2010 — 15,060.

(4)	Aggregate options outstanding at 12/31/2010 — 11,860.

(5)	Aggregate options outstanding at 12/31/2010 — 7,727.

(6)	Aggregate options outstanding at 12/31/2010 — 13,060.

(7)	Aggregate options outstanding at 12/31/2010 — 3,727.

(8)	Aggregate options outstanding at 12/31/2010 — 17,060.

(9)	Aggregate options outstanding at 12/31/2010 — 80,227.

(10)	For Mr. Rife, the figure in this column represents the following payments received during 2010: (i) $60,000 under a consulting agreement with United Fire that expired on June 30, 2010, and (ii) $20,299 in accrued interest credited to Mr. Rife under our deferred compensation plan.

(11)	Aggregate options outstanding at 12/31/2010 — 14,660.

(12)	Aggregate options outstanding at 12/31/2010 — 16,060.
As a retired executive of United Fire, Mr. Rife receives regular distributions under certain of our retirement benefit plans that are not subject to disclosure in the Non-Employee Director Compensation — 2010 table because the benefit accrual was previously reported during the year in which the benefit accrued. During 2010, Mr. Rife received distributions of $98,887 under our defined benefit pension plan and of $37,779 under our deferred compensation plan. For a discussion of the operation of these plans, see the “Compensation Discussion and Analysis” section beginning on page 30 of this proxy statement.
TRANSACTIONS WITH RELATED PERSONS
The Nominating & Governance Committee follows a written policy relating to transactions involving United Fire and related persons. The policy sets forth our position and procedures with respect to review and approval or ratification of related party transactions. Under the policy, “related parties” are defined to include our executive officers and directors and their immediate family members, a stockholder owning in excess of five percent of our common stock, and entities in which any of the foregoing is employed or has a ten percent or greater beneficial ownership interest. A “related party transaction” is defined to include any transaction, arrangement or relationship in which we were, are or will be a participant and the amount involved exceeds $120,000, and in which any related party had, has or will have a direct or indirect material interest. The policy requires the Nominating & Governance Committee (or the Board of Directors upon referral by the Committee) to disapprove, approve or ratify any related party transactions. Related party transactions are approved or ratified only if they are determined to be in, or not inconsistent with, United Fire’s best interests. The Nominating & Governance Committee’s policy provides that the following transactions are pre-approved: compensation or employment relationships required to be disclosed pursuant to Item 402 of Regulation S-K; transactions where the related party’s relationship arises only due to that person’s position as a director of another entity or due to ownership of less than 10% of another entity, or both; standard insurance agency contracts, provided the agency contracts are on the same terms as are offered to agencies unrelated to us; and insurance products issued by us or a subsidiary to a related party, provided such products are issued on the same terms as such products are offered to the public.
Pursuant to the policy, the Nominating & Governance Committee gathers information from management and directors to determine what transactions it must review, coordinates with management to monitor for potential related person transactions, and reviews all transactions that could be considered to be a transaction with a related person. The Nominating & Governance Committee does not review transactions in the normal course of business unless the transaction involves an amount in excess of $120,000. The Nominating & Governance Committee reviews all transactions that are not in the ordinary course of business that would be required to be reported under SEC Form 10-K, Item 13 if the amount involved exceeded $120,000. If the Nominating & Governance Committee determines there is a transaction or proposed transaction with a related person that must be reported under SEC Form 10-K, Item 13, it disapproves, approves or ratifies the transaction or proposed transaction and reports to the Board of Directors. There were no such transactions since the beginning of our last fiscal year and there are no such currently proposed transactions, except as set forth below.
Cedar Rapids Bank & Trust is a subsidiary of QCR Holdings, Inc. Mr. Douglas M. Hultquist, one of our directors, serves as the President and Chief Executive Officer and a director of QCR Holdings, Inc. During 2010, Cedar Rapids Bank & Trust provided us the following services for the indicated fees: (a) management of our daily cash ($254,813) and (b) providing a $50,000,000 line of credit ($125,000). All of these services were provided by Cedar Rapids Bank & Trust in the ordinary course of business on substantially the same terms and conditions as those prevailing at the time for comparable transactions with other customers. We expect this relationship to continue and that Cedar Rapids Bank & Trust will continue to provide services to us.
During 2010, certain directors and parties related to directors were customers of United Fire, and it is anticipated that such individuals or parties will continue to be customers of United Fire. All transactions between United Fire and its directors or related parties were made in the ordinary course of business on substantially the same terms as those prevailing at the time for comparable transactions with other persons.

OTHER MATTERS
Management knows of no other matters that will be brought before the meeting, but if other matters properly come before the meeting, the persons named in the enclosed proxy, or their substitutes, will vote in accordance with their best judgment on such matters.

EXHIBIT A
UNITED FIRE & CASUALTY COMPANY
2005 NON-QUALIFIED NON-EMPLOYEE
DIRECTOR STOCK OPTION AND RESTRICTED STOCK PLAN
(as amended)
I.	Purpose

United Fire & Casualty Company established the 2005 Non-Qualified Non-Employee Director Stock Option Plan upon the terms and conditions set forth in this document. The Plan will permit the Company to grant Non-Qualified Stock Options to purchase shares of its Common Stock. The purpose of the Plan is to advance the interests of United Fire & Casualty Company through the attraction, motivation and retention of qualified non-employee directors. The Plan will provide a means for non-employee directors to increase their equity ownership of the Company. By increasing their equity ownership of the Company, the economic interests of the non-employee directors will more closely align with those of all other stockholders of the Company, and the non-employee directors will have an additional incentive to contribute to the success of the Company and the Affiliated Companies.

II.	Definitions

The following terms wherever used herein shall have the meanings set forth below.
A.	Affiliated Company or Affiliated Companies. The term “Affiliated Company” or “Affiliated Companies” means component member or members of a controlled group of corporations, as defined under Section 1563 of the Internal Revenue Code of 1986, as amended, in which the Company is also a component member.

B.	Award. The term “Award” means a grant of an Option or Restricted Stock under the Plan.

C.	Beneficial Owner. The term “beneficial owner” means a Person as defined in Rule 13d-3 under the Exchange Act,

D.	Board of Directors. The term “Board of Directors” shall mean the Board of Directors of the Company.

E.	Change in Control of the Company. The term “Change in Control of the Company” shall mean a change in control of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of the Regulation 14A promulgated under the Exchange Act, whether or not the Company is in fact required to comply with that Regulation.

A Change in Control of the Company shall be deemed to have occurred if:
1.	Any Person becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing 20% or more of the combined voting power of the Company’s then outstanding securities;

2.	during any period of two consecutive years (not including any period prior to the adoption of the Plan), individuals who at the beginning of such period constitute the Board of Directors and any new director whose election by the Board of Directors or nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority of the Board of Directors (This clause II shall not apply to a director designated by a person who has entered into an agreement with the Company to effect a transaction described in clauses (i) or (iv) of this definition.);

3.	the Company enters into an agreement, the consummation of which would result in a Change in Control of the Company; or

4.	the stockholders of the Company approve a merger, share exchange or consolidation of the Company with any other company, other than a merger, share exchange or consolidation that would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least 50% of the combined voting power of such surviving entity outstanding immediately after such merger, share exchange or consolidation, or the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all the Company’s assets.
F.	Committee. The term “Committee” shall mean the Compensation Committee of the Board of Directors.

G.	Common Stock. The term “Common Stock” shall mean the shares of common stock, par value $3.33 1/3 per share, of the Company.

H.	Company. The term “Company” shall mean United Fire & Casualty Company, an Iowa corporation.

J.	Date of Grant. The “Date of Grant” is the date the Board of Directors grants an Award to an Eligible Director. The Date of Grant will be a date determined by the Board of Directors.

K.	Eligible Director. The term “Eligible Director” means any person who on the Date of Grant is a member of the Board of Directors of the Company or the Affiliated Companies and who is not an employee of the Company or the Affiliated Companies.

L.	Exchange Act. The term “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

M.	Fair Market Value. The term “Fair Market Value” of the Common Stock shall be:
1.	the average on the applicable date of the high and low prices of a share of Common Stock on the principal national securities exchange on which shares of Common Stock are then trading, or, if shares were not traded on such date, then on the next preceding date on which a trade occurred; or

2.	if Common Stock is not traded on a national securities exchange but is quoted on the National Association of Securities Dealers, Inc. Authorized Quotation System (“NASDAQ”) or a successor quotation system, the last reported sale price on such date as reported by NASDAQ or such successor quotation system; or

3.	if Common Stock is not traded on a national securities exchange and is not reported in NASDAQ or a successor quotation system, the closing bid price (or average bid prices) last quoted on such date by an established quotation service for over-the-counter securities; or

4.	if Common Stock is not publicly traded on such date, the value of a share of Common Stock as established by the Board of Directors acting in good faith and taking into consideration all factors which it deems appropriate, including, without limitation, recent sale or offer prices for the Common Stock in private arm’s-length transactions. During periods when the Fair Market Value of a share of Common Stock cannot be determined under any of the methods specified in clauses (i), (ii) and (iii), above, the Board of Directors shall have the authority to establish the Fair Market Value of the Common Stock as of the beginning of (or periodically during) each fiscal year of the Company and to use such value for all transactions occurring thereafter within such fiscal year.
N.	Grantee. A “Grantee” is an Eligible Director to whom the Board of Directors has granted an Award.

O.	Option. The term “Option” shall mean any right granted pursuant to the Plan to purchase shares of Common Stock at an Option Price established by the Board of Directors.

P.	Option Agreement. The term “Option Agreement” shall mean the written agreement representing Options granted pursuant to the Plan.

Q.	Option Expiration Date. The “Option Expiration Date” is the date an Option expires.

R.	Option Price. The “Option Price” is the price at which Common Stock may be purchased upon the exercise of an Option.

S.	Person. The term “Person” means a person as used in Section 13(d) and 14(d) of the Exchange Act, other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its Affiliated Companies or a Company owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as the ownership of Common Stock of the Company.

T.	Plan. The term “Plan” shall mean the United Fire & Casualty Company 2005 Non-Qualified Non-Employee Director Stock Option and Restricted Stock Plan as originally approved by the Board of Directors on February 11, 2005, as the same may be amended from time to time.

U.	Restricted Stock. The term “Restricted Stock” means a share of Common Stock awarded under the Plan that is subject to restrictions determined by the Board of Directors.

V.	Restricted Stock Agreement. The term “Restricted Stock Agreement” means the agreement between the Company and the recipient of Restricted Stock that contains the terms, conditions and restrictions pertaining to such Restricted Stock.
III.	Effective Date of the Plan

The Plan shall become effective upon approval of the stockholders owning a majority of the outstanding shares of the Company eligible to vote.

IV.	Operation and Administration
A.	The Board of Directors shall administer the Plan, provided however, the Board of Directors may delegate its responsibilities and duties under the Plan to the Committee. If the Board of Directors delegates responsibilities and duties to the Committee, the Committee is empowered to do all acts with respect to the Plan that the Plan authorizes the Board of Directors to do.

B.	The Board of Directors may establish, from time to time and at any time, subject to the limitations of the Plan as set forth herein, such rules and regulations and amendments and supplements thereto, as it deems necessary to comply with applicable law and regulation and for the proper administration of the Plan.

C.	The Board of Directors shall have the authority and discretion, subject to the express provisions and restrictions of the Plan, to determine, without limitation:
1.	which Eligible Directors receive Awards;

2.	when Options and Restricted Stock shall be granted;

3.	the Option Price;

4.	the Option Expiration Date;

5.	the Date of Grant;

6.	the vesting schedule of Options or whether Options shall be immediately vested,

7.	the terms and conditions of Options and Restricted Stock, other than those terms and conditions set forth in the Plan; and

8.	the number of shares of Common Stock to be issued pursuant to an Option Agreement and Restricted Stock Agreement.
D.	The Company shall grant Awards and Awards shall become effective only after prior approval of the Board of Directors and upon the execution of an Option Agreement or a Restricted Stock Agreement, as applicable, between the Company and the recipient of the Award.

E.	All distributions under the Plan are subject to withholding of all applicable taxes, and the Board of Directors may condition the delivery of any shares or other benefits under the Plan on satisfaction of the applicable withholding obligations. The Board of Directors, in its discretion, and subject to such requirements as the Board of Directors may impose prior to the occurrence of such withholding, may permit such withholding obligation to be satisfied through cash payments, through the surrender of shares of Common Stock which the participant already owns, or through the surrender of shares of Common Stock to which the participant is otherwise entitled under the Plan.

F.	The Board of Directors’ interpretation and construction of the provisions of the Plan and the rules and regulations adopted by the Board of Directors shall be final. No member of the Board of Directors (of the Committee) shall be liable for any action taken or determination made in respect of the Plan in good faith.

G.	The Board of Directors may impose such other terms and conditions not inconsistent with the terms of the Plan as it deems advisable, including, without limitation, restrictions and requirements relating to (i) the registration, listing or qualification of the Common Stock, (ii) the grant or exercise of Options or (iii) the shares of Common Stock acquired pursuant to the Plan. The Board of Directors may require that a participant notify the Company of any disposition of shares of Common Stock purchased under the Plan within a period of two (2) years subsequent to the Date of Grant.

H.	Notwithstanding any other provisions of the Plan, the Company shall have no obligation to deliver any shares of Common Stock pursuant to the Plan or make any other distribution of benefits under the Plan unless such delivery or distribution would comply with all applicable laws (including, without limitation, the Exchange Act or the Securities Act of 1933), and the applicable requirements of any securities exchange or similar entity.

V.	Participation in the Plan
A.	Participation in the Plan is limited to Eligible Directors.

B.	No member of the Board of Directors who is also an employee of the Company shall be eligible to participate in the Plan.

C.	Nothing contained in the Plan or in any Option Agreement or Restricted Stock Agreement shall confer upon any Grantee any right to continue as a Director.
VI.	Stock Subject to the Plan
A.	There shall be reserved for the granting of Awards pursuant to the Plan, and for issuance and sale pursuant to such Awards, Three Hundred Thousand (300,000) shares of Common Stock, which the Board of Directors may allocate in any manner between Options and Restricted Stock. To determine the number of shares of Common Stock available at any time for the granting of Awards, there shall be deducted from the total number of reserved shares of Common Stock, the number of shares of Common Stock in respect of which Awards have been made pursuant to the Plan that are still outstanding or have been exercised. The shares of Common Stock to be issued in connection with Awards made pursuant to the Plan shall be made available from the authorized and unissued shares of Common Stock or shares subsequently acquired by the Company as treasury shares. If for any reason shares of Common Stock as to which an Award has been made are forfeited or otherwise cease to be subject to purchase pursuant to the Award, then such shares of Common Stock again shall be available for issuance in connection with Awards made pursuant to the Plan.

B.	Subject to Paragraph 6(c), the maximum number of shares that the Board of Directors may issue as Awards during any one calendar year is Thirty Thousand (30,000), which the Board of Directors may allocate in any manner between Options and Restricted Stock.

C.	In the event of a reorganization, recapitalization, stock split, stock dividend, combination of shares of Common Stock, merger, consolidation, share exchange, acquisition of property or stock, or any change in the capital structure of the Company, the Board of Directors shall make such adjustments as may be appropriate, in its discretion, in the number and kind of shares reserved for Awards and in the number, kind and price of shares covered by Awards granted.
VII.	Grants of Awards.
A.	The Board of Directors may grant Awards at any time, in its sole discretion.

B.	The Board of Directors, in its sole discretion, may determine the number of shares of Common Stock to be subject to an Award.

C.	During any calendar year, Awards may consist of Options, Restricted Stock or a combination of Options and Restricted Stock.

VIII.	Terms and Conditions of Options
A.	Each Option granted pursuant to the Plan shall be evidenced by an Option Agreement in such form as the Board of Directors from time to time may determine.

B.	The Board of Directors shall establish the Option Price at the time of the grant of Options pursuant to the Plan. The Option Price shall not be less than the Fair Market Value on the Date of Grant. If the Board of Directors does not establish a specific Option Price on the Date of Grant, the exercise price per share shall be the Fair Market Value on the Date of Grant.

C.	Subject to the other limitations set forth in the Plan, each Option may be exercisable for a term of up to 10 years from the Date of Grant. On the Date of Grant, the Board of Directors shall determine the Option Expiration Date of each Option, provided however, if the Board of Directors does not establish the Option Expiration Date, the Option Expiration Date shall be the date that is 10 years from the Date of Grant. Options shall expire and all rights granted by Option Agreements shall become null and void on the Option Expiration Date stated in the Option Agreement.

D.	The Board of Directors may provide in the Option Agreement that the right to exercise each Option for the number of shares subject to each Option shall vest over such period as the Board of Directors, in its discretion, shall determine for each Grantee. If the Board of Directors does not designate a vesting schedule, the Option granted to the Option holder shall not be exercisable until one (1) year after the date of grant, at which time the Option will be fully exercisable. Notwithstanding the foregoing, each Option Agreement shall provide that upon the occurrence of a Change in Control of the Company, all Options then outstanding shall become immediately exercisable.

E.	Options shall be non-transferable and non-assignable, except that a Grantee may transfer Options by testamentary instrument or by the laws of descent and distribution. Notwithstanding the foregoing, the Board of Directors may set forth in the Option Agreement on the Date of Grant or thereafter, that the Grantee may transfer the Option to members of the Grantee’s immediate family, to trusts solely for the benefit of such immediate family members and to partnerships in which such family members and/or trusts are the only partners. For this purpose, immediate family means the Grantee’s spouse, parents, children, stepchildren, grandchildren, and legal dependents. Any transfer of Options made pursuant to this provision shall not be effective until the Grantee or the Grantee’s personal representative has delivered notice of such transfer to the Company. If an Option is transferred in accordance with the foregoing, the Option shall be exercisable solely by the transferee and shall remain subject to the provisions of the Plan.

F.	Options shall automatically terminate and be null and void as of the date the Grantee’s service on the Board of Directors terminates if such service terminates because of any act of (i) fraud or intentional misrepresentation or (ii) embezzlement, misappropriation, or conversion of assets or opportunities of the Company or any Affiliated Company.

G.	Unless an Option is forfeited as provided in Section 8(f), upon the death of a Grantee or the retirement of a Grantee from the Board of Directors, that Grantee’s Options whose term have not expired shall become fully vested and immediately exercisable.

H.	If a Grantee dies during the term of the Grantee’s Option without having fully exercised his Option, the executor or administrator of his estate or the person who inherits the right to exercise the Option by bequest or inheritance shall have the right at any time following the Option holder’s death until the Option Exercise Date to purchase the number of shares of Common Stock that the deceased Option holder was entitled to purchase at the date of his death, after which the Option shall lapse. Upon the death of the transferee of an Option transferred in accordance with Paragraph 8(e), the executors, administrators, legatees or distributees of the transferee’s estate may exercise the Option, as the case may be, for a period of one (1) year following the date of the transferee’s death, provided that in no event may the Option be exercised after the Option Expiration Date.

IX.	Methods of Exercise of Options
A.	A Grantee (or other person or persons, if any, entitled to exercise an Option hereunder) desiring to exercise an Option as to all or part of the shares of Common Stock covered by the Option shall (i) give written notice to that effect to the Company at its principal office, specifying the number of shares of Common Stock to be purchased and the method of payment and (ii) make payment or provisions for payment for the shares of Common Stock purchased in accordance with this Paragraph 9. Such written notice may be given by means of a facsimile transmission. If a facsimile transmission is used, the Option holder must mail the original executed copy of the written notice to the Company promptly thereafter.

B.	Payment or provision for payment shall be made as follows:
1.	The Option holder shall deliver to the Company at the Company’s principal office, United States currency in an amount equal to the aggregate purchase price of the shares of Common Stock as to which such exercise relates; or

2.	The Option holder shall tender to the Company, by either actual delivery of shares or by attestation, shares of Common Stock already owned by the Option holder that, together with any cash tendered therewith, have an aggregate fair market value (determined based on the Fair Market Value of a share of Common Stock on the date the Company receives the notice referred to in subparagraph 9(a)) equal to the aggregate purchase price of the shares of Common Stock as to which such exercise relates; or

3.	The Option holder shall deliver to the Company an exercise notice together with irrevocable instructions to a broker to deliver promptly to the Company the amount of sale or loan proceeds necessary to pay the aggregate purchase price of the shares of Common Stock as to which such exercise relates and to sell the shares (or a sufficient portion of the shares) of Common Stock to be issued upon exercise of the Option to pay the exercise price and any tax withholding resulting from such exercise and deliver the cash proceeds, less commissions and brokerage fees to the Option holder or to deliver the remaining shares of Common Stock to the Option holder.

4.	Notwithstanding the foregoing provisions, the Board of Directors may limit the methods by which an Option holder may exercise an Option. In processing any purported exercise of an Option granted pursuant to the Plan, the Board of Directors may refuse to recognize the method of exercise selected by the Option holder (other than the method of exercise set forth in subparagraph 9(b)(i)).
C.	An Option holder at any time may elect in writing to abandon an Option in respect of all or part of the number of shares of Common Stock as to which the Option shall not have been exercised.

D.	An Option holder shall have none of the rights of a stockholder of the Company until the Company issues shares of Common Stock covered by the Option upon exercise of the Option.
X.	Terms and Conditions of Restricted Stock Awards
A.	Each award of Restricted Stock shall be evidenced by a Restricted Stock Agreement between the Grantee and the Company in such form as the Board of Directors from time to time may determine. Such Restricted Stocks shall be subject to all applicable terms of the Plan and may be subject to any other terms that are not inconsistent with the Plan. The provisions of Restricted Stock Agreements need not be identical.

B.	The Board of Directors may award Restricted Stock under the Plan for such consideration as the Board of Directors may determine, including, without limitation, cash, cash equivalents, full-recourse promissory notes, past services and future services; provided, however, that to the extent that an Award consists of newly issued Restricted Stock, the Award recipient shall furnish consideration with a value not less than the par value of such Restricted Stock in the form of cash equivalents or past services rendered to the Company or its Affiliated Companies, as the Board of Directors may determine.

C.	The Board of Directors may make an award of Restricted Stock subject to vesting. Vesting may occur, in full or in installments, upon satisfaction of the conditions specified in the Restricted Stock Agreement. During any restricted period, the recipient shall not sell, transfer, pledge or assign Restricted Stock awarded under the Plan. Upon the retirement, disability or death of a Grantee of Restricted Stock, or in special circumstances, the Board of Directors, in its sole discretion may waive, in whole or in part, any or all remaining restrictions with respect to such Grantee’s Restricted Stock. Notwithstanding the foregoing, each Restricted Stock Agreement shall provide that all Restricted Stock subject to the Restricted Stock Agreement shall become fully vested upon the occurrence of a Change in Control.

D.	Holders of Restricted Stock shall have the same voting, dividend and other rights as the Company’s other stockholders. A Restricted Stock Agreement, however, may require that holders of Restricted Stock invest any cash dividends received in additional Restricted Stock. Such additional Restricted Stock shall be subject to the same conditions and restrictions as the Award with respect to which the dividends were paid.

E.	When the Board of Directors grants an Award of Restricted Stock, the Company shall issue a certificate or certificates in respect of such Restricted Stock in the name of the recipient. The certificate shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to Restricted Stock in substantially the following form:

“The transferability of the shares represented by this certificate is subject to the terms and conditions (including forfeiture) of a Restricted Stock Agreement entered into between the registered owner and United Fire & Casualty Company. A copy of the Restricted Stock Agreement is on file in the offices of the Secretary of the Company, at 118 Second Avenue SE, Cedar Rapids, IA 52407-3909.”
XI.	Cancellation and Rescission of Awards

Unless an Option Agreement or Restricted Stock Agreement specifies otherwise, the Board of Directors may cancel, rescind, suspend, withhold or otherwise limit or restrict any unexpired or unpaid Awards at any time if the participant does not comply with all applicable provisions of the applicable Option Agreement or Restricted Stock Agreement and the Plan.

XII.	Amendments and Discontinuance of the Plan

The Board of Directors shall have the right at any time and from time to time to amend, modify, or discontinue the Plan provided that, except as provided in subparagraph 6(c), no such amendment, modification, or discontinuance of the Plan shall (i) revoke or alter the terms of any Award previously granted pursuant to the Plan, (ii) increase the number of shares of Common Stock to be reserved for issuance and sale pursuant to Awards granted pursuant to the Plan, (iii) change the maximum aggregate number of shares of Common Stock that may be issued upon or in connection with Awards granted pursuant to the Plan to any single individual, (iv) decrease the price determined pursuant to the provisions of subparagraph 8(b), (v) change the class of persons to whom Awards may be made pursuant to the Plan, or (vi) provide for Options exercisable more than 10 years after the date granted.

XIII.	Plan Subject to Governmental Laws and Regulations

The Plan and the terms of Awards made pursuant to the Plan are subject to all applicable governmental laws and regulations. Notwithstanding any other provision of the Plan to the contrary, the Board of Directors may in its sole and absolute discretion make such changes in the Plan as may be required to conform the Plan to such laws and regulations.

XIV.	Liability Limited; Indemnification
A.	To the maximum extent permitted by Iowa law, the Company, the Board of Directors, the Committee and any members of the Board of Directors or the Committee shall not be liable for any action or determination made with respect to this Plan.

B.	In addition to such other rights of indemnification that they may have, the Company shall indemnify the members of the Board of Directors and the Committee to the maximum extent permitted by Iowa law against any and all liabilities and expenses incurred in connection with their service in such capacity.
XV.	Miscellaneous
A.	The headings in this Plan are for reference purposes only and shall not affect the meaning or interpretation of the Plan.

B.	This Plan shall be governed by, and construed in accordance with, the laws of the State of Iowa, without regard to principles of conflict of laws of any jurisdiction.

C.	All notices and other communications made or given pursuant to this Plan shall be in writing and shall be sufficiently made or given if delivered or mailed, addressed to the employee at the address contained in the records of the Company or to the Company at 118 Second Avenue, SE, Cedar Rapids, IA 52407-3909.

D.	Notwithstanding anything to the contrary in the Plan, neither the Board of Directors nor the Committee shall have any authority to take any action under the Plan where such action would affect the Company’s ability to account for any business combination as a “pooling of interests.”
XVI.	Duration of the Plan

The Board of Directors shall make no Awards pursuant to the Plan after the close of business on December 31, 2020.

 IMPORTANT ANNUAL MEETING INFORMATION

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	X
Electronic Voting Instructions
You can vote by Internet or telephone!
Available 24 hours a day, 7 days a week!
Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.
VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.
Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Central Time, on May 18, 2011.

Vote by Internet • Log on to the Internet and go to www.investorvote.com/UFCS • Follow the steps outlined on the secured website.

Vote by telephone
•  Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada any time on a touch tone telephone. There is NO CHARGE to you for the call.
•  Follow the instructions provided by the recorded message.

Annual Meeting Proxy Card / Voting Instruction Form
▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

 A  Election of Directors
1.	The Board of Directors recommends a vote FOR the listed nominees for Class A director terms expiring in May 2014.

	For	Withhold

01 - Douglas M. Hultquist	☐	☐

02 - Casey D. Mahon	☐	☐

03 - Randy A. Ramlo	☐	☐

04 - Frank S. Wilkinson Jr.	☐	☐
 B  Issues

The Board of Directors recommends a vote FOR the following proposals:	For	Against	Abstain

2. To ratify the appointment of Ernst & Young LLP as United Fire & Casualty Company’s independent registered public accounting firm for 2011.	☐	☐	☐

3. To approve the amendment of the United Fire & Casualty Company 2005 Non-Qualified Non-Employee Director Stock Option and Restricted Stock Plan.	☐	☐	☐

4. To adopt the following resolution:

“RESOLVED, that the compensation paid to United Fire’s named executive officers as described in the Proxy Statement under “Executive Compensation,” including the Compensation Discussion and Analysis, the compensation tables and other narrative disclosure contained therein, is hereby APPROVED.”
	☐	☐	☐

The Board of Directors recommends a vote of THREE YEARS on the following proposal:
	1 Yr	2 Yrs	3 Yrs	Abstain

5. Non-binding advisory vote on the frequency of stockholder vote on compensation of our named executive officers.	☐	☐	☐	☐

 C  Non-Voting Items
Change of Address — Please print your new address below.

Electronic Statements		Meeting Attendance
Mark the box to the right if you would prefer to receive future Annual Proxy Statements and Annual Reports Electronically.	☐	Mark the box to the right if you plan to attend the Annual Meeting.	☐

 D  Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below
Please sign exactly as name(s) appear(s) hereon. If shares of stock are held of record in the name of two or more persons, both or all of such persons should sign the Proxy Card / Voting Instruction Form. Trustees, executors, administrators, etc. should include title and authority. Corporations should provide the full name of the corporation and the title of the authorized officer signing the Proxy.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.

/ /

Proxy — United Fire & Casualty Company - May 18, 2011, 10:00 A.M.
PROXY CARD / VOTING INSTRUCTION FORM SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
With respect to any shares represented by this Proxy Card / Voting Instruction Form that are held on behalf of the undersigned in the United Fire Group 401(k) Plan (the “401(k) Plan”), the undersigned directs Charles Schwab & Co., as Trustee of the 401(k) Plan, to vote all such shares on the matters shown, and in the manner directed on the reverse side hereof. If you wish to vote your shares allocated to the 401(k) Plan, you cannot do so in person. You must use this Proxy Card / Voting Instruction Form or submit your voting instructions via the telephone or Internet. If you do not return your signed Proxy Card / Voting Instruction Form or provide telephone or Internet voting instructions on a timely basis for the shares allocated to the 401(k) Plan, or if you return a signed Proxy Card / Voting Instruction Form but do not indicate how the shares should be voted on a matter, the Trustee of the 401(k) Plan will vote the shares allocated to the 401(k) Plan in the same proportion as the instructions it receives from all participants submitting voting instructions.
With respect to any shares represented by this Proxy Card / Voting Instruction Form that are held on behalf of the undersigned in the United Fire Group Employee Stock Ownership Plan (the “ESOP”), the undersigned directs Timothy G. Spain and Michael T. Wilkins, as Trustees of the ESOP, to vote all such shares on the matters shown, and in the manner directed on the reverse side hereof. If you wish to vote your shares allocated to the ESOP, you cannot do so in person. You must use this Proxy Card / Voting Instruction Form or submit your voting instructions via the telephone or Internet. If you do not return your signed Proxy Card / Voting Instruction Form or provide telephone or Internet voting instructions on a timely basis for the shares allocated to the ESOP account, or if you return a signed Proxy Card / Voting Instruction Form but do not indicate how the shares should be voted on a matter, the Trustees of the ESOP will not vote the shares allocated to the ESOP account.
Except as described in the above paragraphs, the undersigned hereby appoints Jack B. Evans and Neal R. Scharmer, and each of them, as proxies, with full power of substitution and with all powers the undersigned would possess if personally present at the annual meeting of stockholders, to represent and vote, as designated on the reverse, all shares of common stock the undersigned is entitled to vote at the annual meeting of stockholders of the Company to be held at its office building located at 109 Second Street SE in Cedar Rapids, Iowa, on May 18, 2011 at 10:00 A.M. (Cedar Rapids time) and at any adjournment(s) or postponement(s) thereof:
(1)	as specified upon the proposals listed on the reverse and as more particularly described in the Company’s Notice of 2011 Annual Stockholders Meeting and accompanying Proxy Statement; and

(2)	in their discretion upon such other matters as may properly come before the meeting.
THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR ALL LISTED NOMINEES LISTED; FOR PROPOSALS 2, 3 AND 4 AND FOR THREE YEARS ON PROPOSAL 5.
Whether or not you plan to attend the 2011 Annual Stockholders Meeting, please mark, sign, date and return this Proxy Card / Voting Instruction Form using the enclosed envelope.
▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼